                                                                    EXHIBIT 10.1



                                CREDIT AGREEMENT

                                      AMONG

                               NEWMARK HOMES, L.P.

                                       AND

                             BANK OF AMERICA, N.A.,
                   AS ADMINISTRATIVE AGENT, SWING LINE LENDER
                                       AND
                         LETTER OF CREDIT ISSUING LENDER

                                       AND

                               THE OTHER FINANCIAL
                            INSTITUTIONS PARTY HERETO

                            DATED AS OF JUNE 27, 2000

                         BANC OF AMERICA SECURITIES LLC,
                                       AS
                    SOLE LEAD ARRANGER AND SOLE BOOK MANAGER

                                TABLE OF CONTENTS

Section                                                                         Page

SECTION 1.
         DEFINITIONS AND ACCOUNTING TERMS                                        1
         1.01     Defined Terms                                                  1
         1.02     Use of Certain Terms                                          23
         1.03     Accounting Terms                                              23
         1.04     Rounding                                                      23
         1.05     Exhibits and Schedules                                        24
         1.06     References to Agreements and Laws                             24

SECTION 2.
         THE COMMITMENTS AND EXTENSIONS OF CREDIT                               24
         2.01     Committed Loans                                               24
         2.02     Borrowings, Conversions and Continuations of Committed Loans  24
         2.03     Purpose of Loans                                              25
         2.04     Letters of Credit                                             25
         2.05     Swing Line                                                    29
         2.06     Prepayments                                                   30
         2.07     Reduction or Termination of Commitments                       30
         2.08     Principal and Interest                                        30
         2.09     Fees                                                          31
         2.10     Computation of Interest and Fees                              31
         2.11     Making Payments                                               31
         2.12     Funding Sources                                               32
         2.13     Extension of Maturity Date                                    32

SECTION 3.
         BORROWING BASE, COLLATERAL AND RELEASES                                33
         3.01     Borrowing Base                                                33
         3.02     Borrowing Base Values                                         34
         3.03     Borrowing Base Inventory Limitations and Requirements         34
         3.04     Periodic Establishment of Borrowing Base                      36
         3.05     Additions to Borrowing Base Inventory                         36
         3.06     Borrowing Base Reconciliation                                 40
         3.07     Removal/Disapproval of Inventory from Borrowing Base          41
         3.08     Collateral                                                    41
         3.09     Release of Inventory; Sales Report                            41

SECTION 4.
         TAXES, YIELD PROTECTION AND ILLEGALITY                                 42
         4.01     Taxes                                                         42
         4.02     Capital Adequacy                                              42
         4.03     Matters Applicable to all Requests for Compensation           43
         4.04     Survival                                                      43

SECTION 5.
         CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT                           43
         5.01     Conditions of Initial Extension of Credit                     43
         5.02     Conditions to all Extensions of Credit                        45
         5.03     Conditions to Certain Extensions of Credit                    45
         5.04     Availability of Borrowings for Development Parcels            46
         5.05     Order of Allocating Borrowings                                46

SECTION 6.
         REPRESENTATIONS AND WARRANTIES                                         46
         6.01     Existence and Qualification; Power; Compliance with Laws      46
         6.02     Power; Authorization; Enforceable Obligations                 47
         6.03     No Legal Bar                                                  47
         6.04     Financial Statements; No Material Adverse Effect              47
         6.05     Litigation                                                    47
         6.06     No Default                                                    48
         6.07     Ownership of Property; Liens                                  48
         6.08     Taxes                                                         48
         6.09     Margin Regulations; Investment Company Act; Public
                  Utility Holding Company Act                                   48
         6.10     ERISA Compliance                                              48
         6.11     Intangible Assets                                             49
         6.12     Compliance With Laws                                          49
         6.13     Environmental Compliance                                      50
         6.14     Disclosure                                                    50

SECTION 7.
         AFFIRMATIVE COVENANTS                                                  50
         7.01     Financial Statements                                          50
         7.02     Certificates, Notices and Other Information                   51
         7.03     Payment of Taxes                                              52
         7.04     Preservation of Existence                                     52
         7.05     Maintenance of Properties                                     53
         7.06     Insurance                                                     53
         7.07     Compliance With Laws                                          53
         7.08     Inspection Rights                                             53
         7.09     Keeping of Records and Books of Account                       54
         7.10     Compliance with ERISA                                         54
         7.11     Compliance With Agreements                                    54
         7.12     Use of Proceeds                                               54
         7.13     Construction and Development Obligations                      54
         7.14     Cooperation with Construction Consultants; Limitation
                  on Payments to Construction Consultants                       56
         7.15     Advertising by Lenders                                        56
         7.16     Separate Tax parcel and Platting Requirements                 56
         7.17     Borrower's Receipt of Master Deed of Trust                    57

SECTION 8.
         NEGATIVE COVENANTS                                                     57
         8.01     Indebtedness                                                  57
         8.02     Liens and Negative Pledges                                    57
         8.03     Fundamental Changes                                           58
         8.04     Dispositions                                                  58
         8.05     Investments                                                   58
         8.06     Lease Obligations                                             58
         8.07     Restricted Payments                                           59
         8.08     ERISA                                                         59
         8.09     Change in Nature of Business                                  59
         8.10     Transactions with Affiliates                                  59
         8.11     Limitations on Upstreaming                                    59
         8.12     Financial Covenants                                           59
         8.13     Composition and Inventory                                     60
         8.14     Change in Auditors                                            60

SECTION 9.
         EVENTS OF DEFAULT AND REMEDIES                                         61
         9.01     Events of Default                                             61
         9.02     Remedies Upon Event of Default                                62

SECTION 10.
         ADMINISTRATIVE AGENT                                                   65
         10.01    Appointment and Authorization of Administrative Agent         65
         10.02    Delegation of Duties                                          65
         10.03    Liability of Administrative Agent                             65
         10.04    Reliance by Administrative Agent                              66
         10.05    Notice of Default                                             66
         10.06    Credit Decision; Disclosure of Information by
                  Administrative Agent                                          66
         10.07    Indemnification of Administrative Agent                       67
         10.08    Administrative Agent in Individual Capacity                   67
         10.09    Successor Administrative Agent                                68

SECTION 11.
         MISCELLANEOUS                                                          68
         11.01    Amendments; Consents; Consents of Guarantors                  68
         11.02    Transmission and Effectiveness of Notices and Signatures      69
         11.03    Attorney Costs, Expenses and Taxes                            70
         11.04    Binding Effect; Assignment                                    70
         11.05    Set-off                                                       72
         11.06    Sharing of Payments                                           72
         11.07    No Waiver; Cumulative Remedies                                72
         11.08    Usury                                                         73
         11.09    Counterparts                                                  73
         11.10    Integration                                                   73
         11.11    Nature of Lenders' Obligations                                73
         11.12    Survival of Representations and Warranties                    74
         11.13    Indemnity by Borrower                                         74
         11.14    Nonliability of Lenders                                       74
         11.15    No Third Parties Benefitted                                   75
         11.16    Severability                                                  75
         11.17    Confidentiality                                               75
         11.18    Further Assurances                                            76
         11.19    Headings                                                      76
         11.20    Time of the Essence                                           76
         11.21    Foreign Lenders and Participants                              76
         11.22    Removal and/or Replacement of Lenders                         77
         11.23    Governing Law                                                 77
         11.24    Waiver of Right to Trial by Jury                              78
         11.25    Electronic Transmission of Data.                              78
         11.26    ENTIRE AGREEMENT                                              78


EXHIBITS

A        Request for Extension of Credit
B        Compliance Certificate
C        Committed Loan Note
C-1      Form of Swing Line Note
D        Notice of Assignment and Acceptance
E        Borrowing Base Report
F        Survey and Insurance Requirements
G        Letter of Credit Application
H        Panel Request for Homes, Model Units and Finished Lots
H-1      Development Parcel Request for Development Parcels

SCHEDULES

2.01     Commitments and Pro Rata Shares
8.01     Existing Indebtedness, Liens and Negative Pledges
11.02    Domestic Lending Offices, Addresses for Notices

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT (this "Agreement") is entered into as of June 27, 2000 by and among NEWMARK HOMES, L.P., a Texas limited partnership ("Borrower"), each lender from time to time party hereto (collectively, "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent and Issuing Lender.

                                     RECITAL

         Borrower has requested that Lenders and Issuing Lender provide a revolving line of credit, and Lenders, Issuing Lender and Administrative Agent are willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                  1. SECTION DEFINITIONS AND ACCOUNTING TERMS

2.01  DEFINED TERMS.

2.2 As used in this Agreement, the following terms shall have the meanings set forth below:

2.3 "Actual Cost" means with respect to any Borrowing Base Inventory (a) the actual cost incurred by Borrower in acquiring such Inventory plus (b) with respect to other costs incurred by Borrower in developing such Inventory, the sum of Hard Costs and Soft Costs incurred by Borrower related to such Inventory less Borrower's overhead (other than direct construction overhead), but limited to the amount for which Borrower is entitled to obtain a Borrowing pursuant to
Section 5.04.

2.4 "Adjusted Leverage Ratio" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Adjusted Indebtedness as of such date to (b) Consolidated Adjusted Tangible Net Worth as of such date.

2.5 "Administrative Agent" means Bank of America, N.A., in its capacity as Administrative Agent under any of the Loan Documents, or any successor administrative agent.

2.6 "Administrative Agent's Office" means Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as Administrative Agent hereafter may designate by written notice to Borrower and Lenders.

2.7 "Administrative Agent-Related Persons" means Administrative Agent (including any successor agent), together with its Affiliates (including, in the case of Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

2.8 "Affiliate" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 1 basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

2.9 "Agreement" means this Credit Agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

2.10 "Applicable Amount" means the following amounts per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 7.02(b); provided, however, that, until Administrative Agent receives the first Compliance Certificate after the Closing Date, such amounts shall be those indicated for pricing level 4 set forth below:

                  Applicable Amount (in basis points per annum)

Pricing Level                Leverage Ratio                 Offshore Rate      Base Rate +
-------------            ---------------------              -------------      -----------
      1                    < or = to 2.00:1                      195                0

      2             > 2.00:1 but < or = to 2.49:1                205                0

      3          > or = to 2.50:1 but < or = to 2.99:1           215                0

      4                    > or = to 3.00:1                      250                0


         The Applicable Amount shall be in effect from the date the most recent Compliance Certificate is received by Administrative Agent to but excluding the date the next Compliance Certificate is received; provided, however, that if Borrower fails to timely deliver the next Compliance Certificate, the Applicable Amount from the date such Compliance Certificate was due to but excluding the date such Compliance Certificate is received by Administrative Agent shall be the highest pricing level set forth above, and, thereafter, the pricing level indicated by such Compliance Certificate when received.

         "Applicable Payment Date" means the tenth day of each calendar month and the Maturity Date; provided, however, that interest accruing at the Default Rate shall be payable from time to time at any time upon demand of Administrative Agent.

         "Appraisal" means a current market value appraisal or evaluation in form and content satisfactory to Administrative Agent, ordered by Administrative Agent (but at Borrower's cost) from an appraiser satisfactory to Administrative Agent (including, as applicable to the appraiser, the Administrative Agent, the appraisal and the evaluation, satisfaction of applicable laws for national banks as in effect from time to time) which appraisal or evaluation with respect to a Finished Lot, Model Unit or Home shall be on an "as completed, retail value basis" and with respect to an Approved Land Parcel shall be on a "prospective value as if completed" basis (a Finished Lot which was formerly part of an Approved Land Parcel shall retain its "prospective values as if completed" valuation).


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 2

         "Approved Market Areas" means Atlanta, Georgia; Austin, Texas; Dallas, Texas; Houston, Texas; Indianapolis, Indiana; North Carolina; Phoenix, Arizona; San Antonio, Texas; and Tennessee.

         "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

         "Attached Homes" means two to four family residential structures and related amenities including any such structures under construction (as evidenced by the existence of a building permit and the election by Borrower to treat such property as an Attached Home in a Work in Progress Report), completed, unsold or under contract for sale, but shall not include condominium units, cooperatives or similar ownership structures.

         "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

         "Audited Financial Statements" means the audited consolidated balance sheet of Borrower and its Subsidiaries for the fiscal year ended December 31, 1999, and the related consolidated statements of income and cash flows for such fiscal year of Borrower.

         "Bank of America" means Bank of America, N.A.

         "Base Rate" means a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan which bears interest based on the Base Rate.

         "Borrower" has the meaning set forth in the introductory paragraph hereto.

         "Borrower's Agents" means (a) all Borrower Parties and all Affiliates thereof, (b) the directors, officers, partners, employees and agents of all Borrower Parties and Affiliates thereof, (c) the heirs, personal representatives, successors and assigns of each of the foregoing Persons, and
(d) any contractors, subcontractors, suppliers or anyone else connected to any Borrower Party in the acquisition, construction or development of any Inventory.

         "Borrower Party" means Borrower, Guarantors, or any Person other than Lenders and any Affiliates of Lenders, Administrative Agent and Issuing Lender from time to time party to a Loan Document.

         "Borrowing Base" means the aggregate amount of the Borrower Base Values established pursuant to Sections 3.01 and 3.02, but subject to the limitations contained in Section 3.03, at any applicable time, by the Administrative Agent which amount may be lesser or greater than the Combined Commitments.

         "Borrowing Base Report" means a written report prepared by Administrative Agent, based on the Budget Report and the Construction Base Status Report, which report summarizes the Borrowing Base Values for all Borrowing Base Inventory.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 3

         "Borrowing Base Value" means the value of each piece of property comprising the Borrowing Base Inventory for Borrowing Base purposes as set forth in Section 3.02.

         "Borrowing Base Inventory" means Development Parcels, Finished Lots, Model Units and Homes which have been designated by Borrower and accepted and approved by Administrative Agent to be utilized in calculating the Borrower Base.

         "Borrowing" and "Borrow" each mean a borrowing hereunder consisting of Loans of the same type made on the same day.

         "Borrowing Date" means the date that a Loan is made, which shall be a Business Day.

         "Budget" for each parcel to be included in the Borrowing Base Inventory means the budget and cost itemization for the acquisition, development and/or construction of such parcel (in form and content satisfactory to Administrative Agent) prepared by Borrower and consented to by Administrative Agent, as amended from time to time by reallocations approved by Administrative Agent.

         "Budget Report" means the report prepared by Administrative Agent, based on the Development Parcel Cost Report, which establishes the Borrowing Base Value, and the availability of Borrowings, for the Development Parcels.

         "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent's Office is located.

         "Change of Control" means any action which would cause (a) Borrower to no longer be owned by Newmark Home Corporation as 1% general partner and NHC Homes, Inc. as 99% limited partner, (b) Newmark Home Corporation to own less than all of the equity interests in NHC Homes, Inc., (c) Newmark Homes Corp. to own less than 100% of Newmark Home Corporation, (d) Technical Olympic USA, Inc. to own less than 51% of the equity interests in Newmark Homes Corp., (e) Technical Olympic USA, Inc. not to be owned in its entirety by Technical Olympic
(UK) PLC, and (f) Technical Olympic (UK) PLC not to be owned in its entirety by Technical Olympic S.A.

         "Change of Management" means that (a) Lonnie Fedrick shall cease to serve as (i) President and Chief Executive Officer of Newmark Homes Corp. and
(ii) President and Chief Executive Officer of Newmark Home Corporation, (b) Eric Rome shall cease to serve as (i) Executive Vice President of Homebuilding of Newmark Homes Corp. and (ii) Chief Operating Officer of Newmark Home Corporation, (c) Terry White shall cease to serve as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Newmark Homes Corp. and Newmark Home Corporation, or (d) there shall be designated officers of Borrower which serve in such capacities similar to those offices described above by individuals other than the individuals above designated; provided, that, (1) a change in the title of any such Person shall not cause a Change of Management so long as the duties and responsibilities such Person has on the Closing Date are not reduced as a result of such change in title, (2) if any such occurrence is due to the death or disability of a person serving in such capacity on the date hereof, then such occurrence shall not be deemed a Change in Management until the expiration of 180 days after the date of such death or disability without the position left unoccupied by such death or disability being filled by a person reasonably acceptable to Lenders, and (3) it shall not be a Change of Management if any one of such officers shall cease to act in the capacity above designated for such officer, so long as (i) the remaining two officers assume the


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 4 duties and responsibilities of the departing officer, and (ii) if Lonnie Fedrick is the departing officer, Eric Rome assumes the responsibilities and duties formerly fulfilled by Lonnie Fedrick.

         "Closing Date" means the date all the conditions precedent in Section
5.01 are satisfied or waived in accordance with Section 5.01.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Combined Commitments" has the meaning set forth in the definition of "Commitment."

         "Collateral" means all Borrowing Base Inventory, all contracts of sale, permits, construction contracts, architect's contracts and other personal property related to the Borrowing Base Inventory and proceeds of any of the forgoing.

         "Commitment" means, for each Lender, the obligation of such Lender to make Extensions of Credit in an aggregate principal amount not exceeding the amount set forth opposite such Lender's name on Schedule 2.01 at any one time outstanding, as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the "Combined Commitments").

         "Committed Loan" means a Loan of any type made to Borrower by Lenders in accordance with its Pro Rata Share pursuant to Section 2.01, except as otherwise provided herein.

         "Committed Loan Note" means a promissory note made by Borrower in favor of a Lender evidencing Committed Loans made by such Lender, substantially in the form of Exhibit C (collectively, the "Committed Loan Notes").

         "Completed Speculative Unit" means a Speculative Unit which is 95% complete as shown in the Construction Base Status Report.

         "Compliance Certificate" means a certificate in the form of Exhibit B, properly completed and signed by a Responsible Officer of Borrower.

         "Consolidated Adjusted Indebtedness" means, as of any date of determination, Consolidated Indebtedness less Indebtedness owed to Related Parties.

         "Consolidated Adjusted Tangible Net Worth" means, as of any date of determination, Consolidated Tangible Net Worth minus (a) Related Parties' accounts receivables to the extent included in the computation of Consolidated Tangible Net Worth plus (b) Related Parties' accounts payable to the extent included in the computation of Consolidated Tangible New Worth.

         "Consolidated Adjusted Working Capital" means (a) Consolidated Working Capital plus (b) Indebtedness owed to Related Parties (to the extent included in computing Consolidated Working Capital) minus (c) Indebtedness owed from Related Parties (to the extent included in computing Consolidated Working Capital).

         "Consolidated Current Assets" means, as of any date of determination, the "Current Assets" shown on the then current financial statements of Borrower and its Subsidiaries prepared in accordance with GAAP.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 5

         "Consolidated Current Liabilities" means, as of any date of determination, the "Current Liabilities" shown on the then current financial statement of Borrower and its Subsidiaries prepared in accordance with GAAP.

         "Consolidated EBITDA" means, for any period, for Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, and (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income.

         "Consolidated Indebtedness" means, as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis, all Indebtedness of such Persons.

         "Consolidated Interest Charges" means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses payable by Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent payable by Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

         "Consolidated Net Income" means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the net income (after tax) of Borrower and its Subsidiaries from continuing operations after extraordinary items (excluding gains or losses from Dispositions of assets) for that period.

         "Consolidated Tangible Net Worth" means, as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a)(i) the assets of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP on that date minus (ii) the Intangible Assets of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP on that date minus (b) the liabilities of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP on that date.

         "Consolidated Working Capital" means (a) Consolidated Current Assets plus the value of Homes, Model Units, Lots and Development Parcels (as determined in accordance with GAAP) minus (b) Consolidated Current Liabilities plus any Indebtedness not included in Consolidated Current Liabilities but which is associated with any Homes, Model Units, Lots and Development Parcels.

         "Construction Base Status Report" means the report prepared by Administrative Agent, based on the Work in Progress Report, which establishes the Borrowing Base Values for the Borrowing Base Inventory (other than Development Parcels).

         "Construction Consultant" means each Person who may from time to time at the request of Administrative Agent perform for Lenders (but at Borrower's cost) consulting services regarding improvements being made to the Collateral, including but not limited to review of Plans and changes in them, observation of construction work, and review of Applications for Advances, Budget Reports and Construction Base Status Reports.

         "Construction Contract" means regarding any Loan, each contract executed by any Borrower Party (an "Original Contract", and the person contracting with a Borrower Party being an "Original Contractor"), and each other contract however remote (a "Subcontract") made by any person (a "Subcontractor") with an Original


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 6

Contractor or with another Subcontractor to fulfill any part of any Original Contract, concerning the furnishing of labor, material or services for the development or construction of any of the Inventory.

         "Contingent Obligation" means, as to any Person, any (a) guaranty by that Person of Indebtedness of, or other obligation payable or performable by, any other Person or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by that Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Contingent Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Conversion" and "Convert" mean, with respect to any Loan, the conversion of such Loan from or into another type of Loan.

         "Cure Period" means the ten day written notice from Administrative Agent to Borrower and opportunity to cure for a monetary Default and thirty day written notice from Administrative Agent to Borrower and opportunity to cure for a non-monetary Default. Borrower shall be limited to two written notices of Default and opportunity to cure from Administrative Agent per twelve-month period.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

         "Declining Lender" has the meaning set forth in Section 2.13(b).

         "Declining Lender Replacement Period" has the meaning set forth in
Section 2.13(b).

         "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to the Base Rate plus the Applicable Amount, if any, applicable to Base Rate Loans plus 2% per annum, to the fullest extent permitted by applicable Laws; provided, however, that with respect to an Offshore Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Amount) otherwise applicable to such Loan plus 2% per annum.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 7

         "Designated Deposit Account" means a deposit account to be maintained by Borrower with Bank of America, as from time to time designated by Borrower by written notification to Administrative Agent.

         "Detached Single Family Home" means a single family residential structure and related amenities, including any such structure under construction (as evidenced by the existence of a building permit and the election by Borrower to treat such property as a Home in a Work in Progress Report), completed, unsold or under contract for sale.

         "Development Parcel" means a parcel of land (a) on which physical site work has commenced or is scheduled to commence within thirty (30) days after such parcel of land becomes part of the Collateral, (b) which, due to such site work, will be developed into subdivision lots during the twelve calendar month period commencing with the date such parcel of land becomes part of the Collateral, (c) for which all requirements of all Governmental Authorities have been obtained for the development thereof in accordance with the approved plat and all applicable utilities are available to such parcel, and (d) upon which the Lenders hold a first lien under a Mortgage insured as such by Title Insurance.

         "Development Parcel Cost Report" means the report prepared by Borrower in form and substance satisfactory to Administrative Agent and in sufficient detail for Lenders to determine the Borrowing Base for Development Parcels, which shows for each of the Development Parcels, the number of Lots completed therein, and the Actual Costs incurred as of the date thereof.

         "Disposition" or "Dispose" means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person.

         "Dollar" and "$" means lawful money of the United States of America.

         "Down Date Waiver" has the meaning set forth in Section 9.02(c).

         "Eligible Assignee" means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; (d) another Lender; (e) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies; or (f) other lenders or institutional investors consented to in writing in advance by Administrative Agent and Borrower (provided that Borrower shall not have any right to approve a potential assignee after and during the continuance of a Default). No Borrower Party or any Affiliate of a Borrower Party shall be an Eligible Assignee.

         "Environmental Indemnity" means that certain Environmental Indemnity Agreement executed by Borrower in favor of Administrative Agent and Lenders related to the Collateral.

         "Environmental Laws" means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses,


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 8 authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters applicable to any property.

         "Environmental Report" means an Environmental Site Assessment by an engineering firm approved by Administrative Agent, demonstrating to Administrative Agent's satisfaction that there is no hazardous or toxic material or substance which has been generated, treated, stored, released or disposed of on the applicable Inventory, and there is no evidence of any violation of any Environmental Law, which report shall be based, at a minimum, on (a) an on-site inspection of the applicable property, (b) a review of a twenty year use history from available title and business records, (c) an investigation for underground storage tanks, (d) an inventory of existing state and federal CERCLA sites, landfills and chemical storage areas in reasonable proximity to such property,
(e) if appropriate, a surface waterflow analysis of the site, (f) all other procedures then customary for Phase I Environmental Site Assessments, and (g) if the firm performing such work discovers any evidence during such Phase I Environmental Site Assessment which would ordinarily require further investigation among prudent, careful environmental engineering firms, such additional investigations as would normally be recommended in such circumstances.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a ERISA Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

         "ERISA Plan" means any employee benefit plan maintained or contributed to by a Borrower Party or by any trade or business (whether or not incorporated) under common control with a Borrower Party as defined in Section 4001(b) of ERISA and insured by the PBGC under Title IV of ERISA.

         "Event of Default" means any of the events specified in Section 9.

         "Excusable Delays" means unusually adverse weather conditions which have not been taken into account in the construction schedule, fire or other casualty, labor disputes (exclusive, however, of offensive lockouts or strikes resulting from the failure of Borrower, any Original Contractor, or any Subcontractor to bargain in good faith), or other unforeseen circumstances or events (except financial circumstances or events or matters which may be resolved by the payment of money) beyond the control of Borrower.

         "Extension Effective Date" has the meaning set forth in Section
2.13(c).


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 9

         "Extension of Credit" means (a) the Borrowing of Loans, (b) the Conversion of any Loans, or (c) any Letter of Credit Action which has the effect of increasing the amount of any Letter of Credit, extending the maturity of any Letter of Credit or making any material modification to any Letter of Credit or the reimbursement of drawings thereunder (collectively, the "Extensions of Credit").

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that
(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Administrative Agent.

         "Finished Lot" means any Lot (a) for which all requirements of the applicable Governmental Authorities have been satisfied, or can be satisfied, for construction of a Home thereon, (b) for which Borrower has received confirmation that all utilities are available to the site in the capacities needed, and all roads and streets contemplated by the approved plat related thereto have been, or will be, completed on a timely basis, (c) for which all major infrastructure has been completed, and (d) which is not located in any Development Parcel which has failed to be completed within the twelve month period commencing on the date such land parcel became part of the Collateral.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Requisite Lenders shall so request, Administrative Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders), provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide to Administrative Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         "Governing State" means the State of Texas.

         "Governmental Authority" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (c) any court, administrative tribunal or public utility.

         "Guarantors" means, collectively, Newmark Homes Corp., Newmark Home Corporation and NHC Homes, Inc., and "Guarantor" means any one of the Guarantors.

         "Guaranty" means one or more guaranty agreements in form and substance acceptable to Lenders executed by Guarantors by which Guarantors guaranty payment and performance of the Obligations.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 10

         "Hard Costs" means the direct costs of constructing the applicable Inventory, as identified as "Hard Costs" in the Unit or Plan Type Budget (for Model Units, Homes and Finished Lots) and the Development Parcel Cost Reports (for Development Parcels).

         "Home" means a Detached Single Family Home or an Attached Home.

         "Indebtedness" means as to any Person at a particular time, all items which would, in conformity with GAAP, be classified as liabilities on a balance sheet of such Person as at such time (excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than 60 days and excluding deferred taxes), but in any event including:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

                  (c) net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, the termination value thereof, or (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;

                  (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (e) lease payment obligations under capital leases or Synthetic Lease Obligations; and


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 11

                  (f) all Contingent Obligations of such Person in respect of any of the foregoing.

         For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions to the non-recourse provision acceptable to the Requisite Lenders.

         "Intangible Assets" means assets that are considered to be intangible assets under GAAP, including goodwill, computer software, copyrights, trade names, trade marks, patents, unamortized deferred charges, and unamortized debt discount.

         "Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date and (ii) lease and rental expense of Borrower and its Subsidiaries on a consolidated basis for such period to (b) the sum of (i) Consolidated Interest Charges during such period and (ii) lease and rental expense during such period.

         "Indemnified Liabilities" has the meaning set forth in Section 11.13.

                  "Inventory" means all (a) real property and improvements and
(b) personal property and fixtures which are or shall be located in or on, attached to, or otherwise incorporated into a subdivision, subdivision lot or dwelling and for which Borrower or any Borrower Party has good and indefeasible title as to the real property and good and marketable title as to personal property, including but not limited to Development Parcels, Finished Lots, Model Units and Homes.

                  "Inventory Addition Request" means a written request substantially in the form of Exhibit H (a Panel Request for Homes, Model Units and Finished Lots) or H-1 (a Development Parcel Request for Development Parcels), duly completed and signed by a Responsible Officer.

         "Investment" means, as to any Person, any acquisition or any investment by such Person, whether by means of the purchase or other acquisition of stock or other securities of any other Person or by means of a loan, creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests in such other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IRS" means the Internal Revenue Service.

         "Issuing Lender" means Bank of America, or any successor issuing lender hereunder.

         "Laws" or "Law" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, in each case whether or not having the force of law.

         "Lender" means each lender from time to time party hereto and Issuing Lender.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 12

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 11.02, or such other office or offices as such Lender may from time to time notify Borrower and Administrative Agent.

         "Letter of Credit" means any letter of credit issued or outstanding hereunder.

         "Letter of Credit Action" means the issuance, supplement, amendment, renewal, extension, modification or other action relating to a Letter of Credit.

         "Letter of Credit Application" means an application for a Letter of Credit Action as shall at any time be in use by Issuing Lender and shall initially be in the form as attached hereto as Exhibit G.

         "Letter of Credit Cash Collateral Account" means a blocked deposit account at Bank of America with respect to which Borrower hereby grants a security interest in such account to Administrative Agent for and on behalf of Lenders as security for Letter of Credit Usage and with respect to which Borrower agrees to execute and deliver from time to time such documentation as Administrative Agent may reasonably request to further assure and confirm such security interest.

         "Letter of Credit Commitment" means an amount equal to the lesser of the Combined Commitments and $12,000,000.

         "Letter of Credit Expiration Date" means the Maturity Date.

         "Letter of Credit Usage" means, as at any date of determination, the aggregate undrawn face amount of outstanding Letters of Credit plus the aggregate amount of all drawings under the Letters of Credit honored by Issuing Lender and not reimbursed to Issuing Lender by Borrower or converted into Committed Loans.

         "Leverage Ratio" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Indebtedness as of such date to (b) Consolidated Tangible Net Worth as of such date.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement (in the nature of compensating balances, cash collateral accounts or security interests), encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

         "Loan" means any advance made by any Lender to Borrower as provided in
Section 2.01 (collectively, the "Loans").

         "Loan Deed of Trust" means a Deed of Trust, Security Agreement and Financing Statement in form and content approved by Administrative Agent, to be executed by Borrower with respect to the Borrowing Base Inventory located in the State of Texas incorporating the provisions of the Master Deed of Trust pursuant to Section 12.009 of the Texas Property Code. In the event of a conflict between the terms and provisions of the Master Deed of Trust and the Loan Deed of Trust, the terms and conditions of the Loan Deed of Trust shall control in all respects.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 13

         "Loan Documents" means this Agreement, any Letter of Credit Application, any Request for Extension of Credit, any Note, any Mortgage, any other Security Document, any certificate, any fee letter, and other instruments, documents or agreements from time to time delivered in connection with this Agreement.

         "Lot" means an entire, unimproved but fully developed single family residential lot.

         "Major Subcontractor" means any Subcontractor which is to provide labor, material or services with an aggregate value in excess of $250,000.

         "Market Value" means the value for each parcel of property included in the Borrowing Base Inventory as determined by Administrative Agent, in its reasonable discretion, provided that, when making such determination, Administrative Agent shall consider the market value assigned to such parcel of property in the most recent Appraisal therefor ordered by Administrative Agent. If Borrower disagrees with any Appraisal received by Administrative Agent, Borrower shall be entitled to so notify Administrative Agent, and Administrative Agent may, in its reasonable determination, elect to obtain another Appraisal to assist Administrative Agent in establishing the Market Value of such parcel of property.

         "Master Deed of Trust" means each Master Deed of Trust, in form and content approved by Administrative Agent and filed or to be filed by Administrative Agent in each county within the State of Texas in which any of the Collateral is located pursuant to Section 12.009 of the Texas Property Code, as from time to time amended or supplemented.

         "Material Adverse Effect" means any set of circumstances or events which (a) has any material adverse effect whatsoever upon the ability of Administrative Agent or any Lender to enforce any material provision of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), business, assets, operations or prospects of Borrower or any Guarantor, or (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower or any Guarantor to perform the Obligations.

         "Maturity Date" means June 27, 2003, as it may be earlier terminated or extended in accordance with the terms hereof.

         "Minimum Amount" means, with respect to each of the following actions, the minimum amount and any multiples in excess thereof set forth opposite such action:

                                                                         MULTIPLES IN EXCESS
               TYPE OF ACTION                     MINIMUM AMOUNT               THEREOF
               --------------                     --------------         -------------------
Borrowing under Swing Line Loans                    $   250,000                  None
                                              (or such lesser amount
                                              in connection with the
                                               funding of Borrowings
                                                  related to the
                                                  addition of new
                                                  Borrowing Base
                                                    Inventory)

Other Borrowings or Prepayments                     $ 1,000,000                  None
                                              (except for Borrowings
                                                to clear Swing Line)

Letter of Credit Action                             $   100,000                  None

Reduction in Commitments                            $ 1,000,000                $500,000

Assignments and Hold Amount                         $10,000,000                  None


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 14

         "Model Unit" means any Unit owned by Borrower or any Subsidiary which
(a) is to be fully completed, decorated, and furnished for use as a Model for display to prospective purchasers of Homes built by Borrower or any Subsidiary in the particular subdivision in which such Model Unit is located and (b) in which such Borrower or Subsidiary maintains a sales office which is open to the public and staffed by that Borrower's or Subsidiary's sales personnel during normal business hours or which is located on a Lot or Lots adjacent and attached to a Lot or Lots upon which that Borrower or Subsidiary maintains such sales office.

         "Mortgage" means any mortgage, deed of trust, or other Lien document covering part of the Collateral executed by Borrower or a Borrower Party, in favor of Administrative Agent, for the benefit of the Lenders, to secure repayment of the Obligations complying with all Laws of the applicable jurisdiction for creating a valid lien on the subject Collateral and for recording in such jurisdiction, substantially in the form approved by Administrative Agent, and all renewals, extensions, modifications, amendments or supplements thereto, including, without limitation, all Master Deeds of Trust and Loan Deeds of Trust.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

         "Negative Pledge" means a Contractual Obligation that restricts Liens on property.

         "Notes" means the Committed Loan Notes.

         "Notice of Assignment and Acceptance" means a Notice of Assignment and Acceptance substantially in the form of Exhibit D.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower Party arising under any Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any Debtor Relief Laws by or against any Borrower Party.

         "Offshore Rate" means a rate per annum determined by Administrative Agent equal to the London Interbank Offered Rate (Libor) for one month quoted in the most recently published issue of the Interactive Edition of The Wall Street Journal in the "Money Rates" column, which rate shall be effective as provided in Section 2.02(c). If the Wall Street Journal London Interbank Offered Rate ceases to be made available by the publisher, or any successor to the publisher of The Wall Street Journal, the interest rate will be determined by Administrative Agent using a comparable index. If more than one Wall Street Journal London Interbank Offered Rate for one month is quoted, the higher rate shall apply. Any change in the Offshore Rate under outstanding Offshore Rate Loans shall take effect at the opening of business on the second Business Day after the date such change is first published in The Wall Street Journal or comparable service.

                  "Offshore Rate Loan" means a Committed Loan bearing interest based on the Offshore Rate.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 15

                  "Ordinary Course Indebtedness" means:

                  (a) Indebtedness under the Loan Documents;

                  (b) Intercompany Contingent Obligations of Borrower or any of its Subsidiaries guarantying Indebtedness otherwise permitted hereunder of Borrower or any wholly-owned Subsidiary of Borrower;

                  (c) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds; and

                  (d) Ordinary Course Swap Obligations.

         "Ordinary Course Investments" means:

                  (a) Investments consisting of cash and cash equivalents;

                  (b) Investments consisting of advances to officers, directors and employees of Borrower and its Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

                  (c) Investments of Borrower in any of its Subsidiaries and Investments of any Subsidiary of Borrower in Borrower or another Subsidiary of Borrower;

                  (d) Investments consisting of or evidencing the extension of credit to customers or suppliers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof; and

                  (e) Investments consisting of Contingent Obligations permitted by Section 8.01.

         "Ordinary Course Liens" means:

                  (a) Liens pursuant to any Loan Document;

                  (b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

                  (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if, as elected by Administrative Agent, either adequate reserves with respect thereto are maintained on the books of the applicable Person or Borrower has caused the applicable Title Insurer to "insure around" any such lien to Administrative Agent's satisfaction;

                  (d) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 16

                  (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (f) blanket Liens filed in the ordinary course of business by the manufacturers of appliances installed in Homes; and

                  (g) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings (and not otherwise a Default hereunder) in the ordinary course of business that is currently being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no Collateral or other material property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles).

         "Ordinary Course Swap Obligations" means all obligations (contingent or otherwise) of Borrower or any Subsidiary existing or arising under any Swap Contract, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and
(b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under Section 9.01(f)(iii)).

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture or other form of business entity, the partnership agreement and any agreement, filing or notice with respect thereto filed with the secretary of state of the state of its formation, in each case as amended from time to time.

         "Original Contract" has the meaning set forth in the definition of Construction Contract.

         "Original Contractor" has the meaning set forth in the definition of Construction Contract.

          "Outstanding Obligations" means, as of any date, and giving effect to making any Extensions of Credit requested on such date and all payments, repayments and prepayments made on such date, (a) when reference is made to all Lenders, the sum of (i) the aggregate outstanding principal amount of all Loans, and (ii) all Letter of Credit Usage, and (b) when reference is made to one Lender the sum of (i) the aggregate outstanding principal amount of all Loans (excluding, in the case of the Swing Line Lender, Swing Line Loans) made by such Lender, (ii) such Lender's ratable participation in all Letter of Credit Usage, and (iii) such Lender's ratable participation in all outstanding Swing Line Loans.

         "Panel" means one or more units in a subdivision within the same county, the acquisition and development of which is financed by a Loan.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto established under ERISA.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 17

                  "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliates or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

                  "Percentage of Completion" means the percentages (a) certified by Borrower through a Work in Progress Report, and/or (b) verified by the Construction Consultant, and (c) approved in writing by Administrative Agent.

                  "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority, or otherwise.

                  "Plans" means the plans and specifications, including site plans (as modified or supplemented from time to time in accordance with this Agreement) for the construction of a Home or the development of a Development Parcel or Lot, prepared by or for Borrower's designer or architect, when and as approved by Administrative Agent and all applicable Governmental Authorities.

                  "Pro Rata Share" means, with respect to each Lender, the percentage of the combined Commitments set forth opposite the name of that Lender on Schedule 2.01.

                  "Related Parties" means Guarantors, The Adler Companies, Inc., Westbrooke Communities, Inc., and any and all Affiliates of any of such Persons.

                  "Release Request" has the meaning set forth in Section 3.09.

                  "Reportable Event" means any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a ERISA Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

                  "Request for Extension of Credit" means a written request substantially in the form of Exhibit A, duly completed and signed by a Responsible Officer, or a telephonic request followed by such a written request, in each case delivered to Administrative Agent by Requisite Notice. In the case of a request for a new or amended Letter of Credit, the written Letter of Credit Application shall be deemed to be the Request for Extension of Credit.

                  "Requisite Lenders" means (a) as of any date of determination if the Commitments are then in effect, Lenders (excluding any Lenders not funding when required to do so hereunder) having in the aggregate 51% or more of the Combined Commitments then in effect and (b) as of any date of determination if the Commitments have then been terminated and there are Loans and/or Letter of Credit Usage outstanding, Lenders holding Loans and Letter of Credit Usage aggregating 51% or more of the aggregate outstanding principal amount of the Loans and Letter of Credit Usage.

                  "Requisite Notice" means, unless otherwise provided herein,
(a) irrevocable written notice to the intended recipient or (b) except with respect to Letter of Credit Actions (which must be in writing), irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient. Such notices shall be (i) delivered to such recipient at the address or telephone number specified on Schedule 11.02 or as


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 18 otherwise designated by such recipient by Requisite Notice to each other party hereto, and (ii) if made by any Borrower Party, given or made by a Responsible Officer of such Borrower Party. Any written notice delivered in connection with any Loan Document shall be in the form, if any, prescribed in the applicable section hereof or thereof and may be delivered as provided in Section 11.02. Any notice sent by other than hardcopy shall be promptly confirmed by a telephone call to the recipient and, by a manually-signed hardcopy thereof.

                  "Requisite Time" means, with respect to any of the actions listed below, the time and date set forth below opposite such action (all times are local time (standard or daylight) as observed in the state where Administrative Agent's Office is located):


         TYPE OF ACTION                         DEADLINE                      DATE OF ACTION
         --------------                         --------                      --------------
Delivery of Request for Extension of
Credit for, or notice for:

o    Borrowing or prepayment of, Swing       11:00 a.m.                   Same date as such
     Line Loans                                                           Borrowing or prepayment
                                                                          except as provided below
                                                                          for weekly clean up of
                                                                          Swing Line

o    Weekly Borrowings to (a) reduce         2:00 p.m. on Wednesday of    By 3:00 p.m. on Thursday,
     Swing Line to zero and (b) provide      each week, Borrower          each Lender funds its Pro
     Borrower with additional Loans as       notifies Administrative      Rata Share of applicable
     permitted by this Agreement             Agent of requested Loans     Loans or receives a
     (minimum amounts of $1,000,000),        or prepayments               prepayment
     and prepayments                         10:00 a.m. on Thursday of
                                             each week, Administrative
                                             Agent notifies Lenders of
                                             Pro Rata Share of Loans
                                             to be funded or prepaid

o    Conversion of Loans                     11:00 a.m.                   As permitted by Section
                                                                          2.02(c)

o    Letter of Credit Action                 10:00 a.m.                   3 Business Days prior to
                                                                          such action (or such
                                                                          lesser time which is
                                                                          acceptable to Issuing
                                                                          Lender)

o    Voluntary reduction in or               10:00 a.m.                   2 Business Days prior to
     termination of Commitments                                           such reduction or
                                                                          termination

Payments by Lenders or Borrower to           11:00 a.m.                   On date payment is due
Administrative Agent



CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 19

         "Responsible Officer" means the chairman of the board of directors, president, chief financial officer, treasurer or assistant treasurer of a Borrower Party. Any document or certificate hereunder that is signed by a Responsible Officer of a Borrower Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower Party.

         "Restricted Payment" means:

                  (a) the declaration or payment of any dividend or distribution by Borrower or any of its Subsidiaries, either in cash or property, on any shares of the capital stock of any class of Borrower or any of its Subsidiaries (except dividends or other distributions payable solely in shares of capital stock of Borrower or any of its Subsidiaries or payable by a Subsidiary to Borrower or another wholly-owned Subsidiary of Borrower) or if applicable, with respect to any partnership interest of Borrower or any of its Subsidiaries;

                  (b) the purchase, redemption or retirement by Borrower or any of its Subsidiaries of any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock, whether directly or indirectly or, if applicable, the purchase, redemption or retirement of any partnership interests of Borrower or any of its Subsidiaries;

                  (c) any other payment or distribution by Borrower or any of its Subsidiaries in respect of its capital stock or partnership interest, either directly or indirectly;

                  (d) any Investment other than an Investment otherwise permitted under any Loan Document; and

                  (e) the prepayment, repayment, redemption, defeasance or other acquisition or retirement for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness not otherwise permitted under any Loan Document to be so paid.

         "Sales Agreement" means, with respect to any Unit, an earnest money contract executed between Borrower and the prospective purchaser of that Unit.

         "Sales Report" has the meaning set forth in Section 3.09.

         "Security Documents" means, collectively, (a) all Mortgages and all other documents or instruments granting a Lien in favor of the Lenders (or Administrative Agent for the benefit of or on behalf of the Lenders) as collateral for the Obligations, and all financing statements and other filings, certificates and instruments related thereto, and all supplements, modifications, renewals or extensions thereof, and any documents executed in modification, renewal, extension or replacement thereof, and (b) the Guaranty executed by the Guarantors.

         "Soft Costs" means all costs identified as "Soft Costs" in the Unit or Plan Type Budget (for Model Units, Homes and Finished Lots) and the Development Parcel Cost Report (for Development Parcels).

         "Sold Unit" means a Unit with respect to which Borrower and a purchaser, other than Borrower or any relative or Affiliate of Borrower, have executed a bona fide, valid and enforceable Sales Agreement under which there is a cash earnest money deposit by the purchaser; provided, however, that if for any reason such a Sales


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 20

Agreement fails to close in accordance with its terms or is terminated, the Unit shall no longer be a Sold Unit and shall become a Speculative Unit for purposes hereof; and provided further that Administrative Agent's approval of a purchaser in one transaction shall not constitute Administrative Agent's approval of that purchaser or any other purchaser having comparable credit and ability relative to other transactions.

         "Speculative Unit" means a Unit which is not a Sold Unit or a Model
Unit.

         "Stage" means the defined Stages in the development of a Unit for purposes of determining the Percentage of Completion (as shown in the applicable Inspection Report) and the value of that Unit as approved in writing by Borrower and Administrative Agent from time to time.

         "Subcontract" has the meaning set forth in the definition of Construction Contract.

         "Subcontractor" has the meaning set forth in the definition of Construction Contract.

         "Subsidiary" means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by Borrower.

         "Super Majority Lenders" means (a) as of any date of determination if the Commitments are then in effect, Lenders (excluding any Lenders not funding when required to do so hereunder) having in the aggregate 66 2/3% or more of the Combined Commitments then in effect and (b) as of any date of determination if the Commitments have then been terminated and there are Loans and/or Letter of Credit Usage outstanding, Lenders holding Loans and Letter of Credit Usage aggregating 66 2/3% or more of the aggregate outstanding principal amount of the Loans and Letter of Credit Usage.

         "Survey" means a current certified survey of a Lot or Development Parcel, as applicable, and any improvements thereon satisfying the requirements set forth in Exhibit F, showing that there is no encroachment on any boundary line, easement, building setback line or other restricted area.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, or
(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swing Line" means the revolving line of credit established by Swing Line Lender in favor of Borrower pursuant to Section 2.05.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 21

         "Swing Line Commitment" means an amount equal to the lesser of (a) $5,000,000 and (b) the combined Commitments.

         "Swing Line Lender" means Bank of America, or any successor Swing Line Lender hereunder.

         "Swing Line Loan" means a loan which bears interest at a rate per annum equal to interest payable on a Base Rate Loan (plus the Applicable Amount, if any) and made by Swing Line Lender to Borrower under the Swing Line.

         "Swing Line Note" means a promissory note made by Borrower in favor of Swing Line Lender evidencing the Swing Line Loan, substantially in the form of Exhibit C-1.

         "Synthetic Lease Obligations" means all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

         "Tangible Assets" means the total amount of assets reflected on Borrower's Financial Statements prepared in accordance with GAAP less the aggregate amount of all Intangible Assets included in such totals.

         "Threshold Amount" means $1,000,000.00.

         "Title Binder", "Title Company", "Title Insurer" and "Title Policy" each has the meaning set forth in the definition of "Title Insurance."

         "Title Insurance" means a Mortgagee Title Policy Binder on Interim Construction Loan ("Title Binder") (as to Homes and Lots where available) and a Mortgagee Title Policy ("Title Policy") (as to all Borrowing Base Inventory other than Homes and Lots covered by a Title Binder) each issued by a title insurer ("Title Insurer") through a title company ("Title Company"), such Title Insurer and Title Company to be selected by Borrower and acceptable to Administrative Agent (with Stewart Title Company and Pacific Title Company being acceptable to Administrative Agent as of the Closing Date, but subject to Administrative Agent's right to disapprove such title companies at any time), in the amount of the Combined Commitments, or if approved by Administrative Agent to reduce the cost thereof, the maximum amount of the Loans to be funded with respect to the Unit, panel of Units or Development Parcel, as applicable, committing to insure that the Mortgage constitutes the valid first lien covering the Lot(s) or Development Parcel and all improvements thereon (if any), subject only to those exceptions and encumbrances which Administrative Agent may approve in writing, and committing to insure that indefeasible fee simple title to the subject Lot(s) or Development Parcel and the improvements thereon (if any) is vested in Borrower, together with complete and legible copies of all documents referred to therein as conditions or exceptions to title to each Lot(s) or Development Parcel;

         "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by such Person (or, in the case of a Person other than a natural Person, known by any officer of such Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by such Person (or, in the case of a Person other than a natural Person, would have been known by an officer of such Person).


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 22

         "Type" means each of the various Types or styles of Home being constructed by Borrower for which the Plans have been approved by Administrative Agent, which may be referenced as between Administrative Agent and Borrower by a name or number to be agreed upon as a description for each type of Home.

         "type" of Loan means (a) a Base Rate Loan, (b) an Offshore Rate Loan, and (c) a Swing Line Loan.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "Unit" means any Lot together with the Home and other improvements located on or to be located thereon, and all rights, estates and benefits appurtenant thereto.

         "Work in Progress Report" means for each reporting period a report in form and substance acceptable to Administrative Agent and in sufficient detail for Administrative Agent to determine the Borrowing Base, which shows by each subdivision, the number of Units included in the Borrowing Base Inventory by the various Percentages of Completion, the Borrowing Base Values for such Units, and the address for each Unit and identifies those Homes which are Sold Units, Model Units, Speculative Units and Lots and also separately provides the same information by subdivision for Borrower for Inventory other than Borrowing Base Inventory.

1.02 USE OF CERTAIN TERMS.

         (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

         (b) As used herein, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and plural include one another.

         (c) The words "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is by way of example and not limitation. References herein to a Section, subsection or clause shall refer to the appropriate Section, subsection or clause in this Agreement.

         (d) Masculine terms also apply to females; feminine terms also apply to males.

1.03 ACCOUNTING TERMS.

         All accounting terms not specifically or completely defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

1.04 ROUNDING.

         Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 23 number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

1.05 EXHIBITS AND SCHEDULES.

         All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

1.06 REFERENCES TO AGREEMENTS AND LAWS.

         Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall include all amendments and other modifications thereto (unless prohibited by any Loan Document), and (b) references to any statute or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

             2. SECTION THE COMMITMENTS AND EXTENSIONS OF CREDIT.


2.01 COMMITTED LOANS.

         (a) Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make and Convert Committed Loans until the Maturity Date as Borrower may from time to time request; provided, however, that the Outstanding Obligations of each Lender shall not exceed such Lender's Commitment, and the Outstanding Obligations of all Lenders shall not exceed the lesser of (i) Combined Commitments and (ii) the Borrowing Base, at any time. The Combined Commitments shall not exceed $130,000,000 prior to June 27, 2001; $140,000,000 from June 27, 2001 to June 27, 2002; and $150,000,000 from June 27,
2002, to the Maturity Date. Subject to the foregoing and the other terms and conditions hereof, Borrower may borrow, Convert, prepay and reborrow Committed Loans as set forth herein without premium or penalty.

         (b) Each Lender's Loans shall be evidenced by a Note. Each such Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Committed Loans and payments with respect thereto. The schedule attached to any Note shall be conclusive absent manifest error of the amount of such Loans and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loans.

2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.


         (a) Borrower shall be entitled to request Committed Loans in a Minimum Amount by delivering a Request for Extension of Credit therefor by Requisite Notice to Administrative Agent not later than the Requisite Time therefor. All Borrowings and Conversions shall constitute Offshore Rate Loans unless properly and timely otherwise designated as set forth in clause (c) below (other than Swing Line Loans, which shall always be Base Rate Loans).

         (b) Following receipt of a Request for Extension of Credit for a Borrowing (other than a Borrowing under the Swing Line), Administrative Agent shall promptly notify each Lender of its Pro Rata Share thereof by Requisite Notice. In the case of a Borrowing of Loans, each Lender shall make the funds for its Loan available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time therefor on the Business


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 24

Day specified in such Request for Extension of Credit. Upon satisfaction of the applicable conditions set forth in Section 5, all funds so received shall be made available to Borrower in like funds received.

         (c) On the Closing Date, Borrower shall make an election to have either the Base Rate or the Offshore Rate to be the effective rate applicable to the Loans (other than Swing Line Loans, which shall always be Base Rate Loans). Borrower shall be entitled on the first day of each calendar quarter, commencing October 1, 2000, to change all Base Rate Loans to Offshore Rate Loans, or all Offshore Rate Loans to Base Rate Loans, as applicable, which change shall be effective beginning on the first day of the calendar month succeeding the month the written notice of change in interest rate designation is delivered to Administrative Agent.

         (d) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or Lenders, as the case may be, shall, unless Administrative Agent otherwise requests, make available to Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

         (e) The failure of any Lender to make any Loan on any date shall not relieve any other Lender of any obligation to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Loan.

2.03 PURPOSE OF LOANS.

         The proceeds of the Loans shall be used solely for the acquisition and development of Development Parcels, purchase of Lots and construction of Units, and related costs and expenses.

2.04 LETTERS OF CREDIT.

         (a) The Letter of Credit Commitment. Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Letter of Credit Expiration Date, Issuing Lender shall take such Letter of Credit Actions under the Commitments as Borrower may request; provided, however, that (i) the Outstanding Obligations of each Lender shall not exceed such Lender's Commitments and the Outstanding Obligations of all Lenders shall not exceed the lesser of the Combined Commitment and the Borrowing Base at any time, (ii) the aggregate outstanding Letter of Credit Usage shall not exceed the Letter of Credit Commitment at any time, (iii) any such Letter of Credit shall be for the purpose of assuring the performance by Borrower or its Subsidiaries of actions related to the Collateral; and (iv) unless otherwise approved by Administrative Agent, only stand-by letters of credit shall be issued under this Agreement. Each Letter of Credit Action shall be in a form acceptable to Issuing Lender and shall not violate any policies of Issuing Lender. No Letter of Credit shall expire after the Letter of Credit Expiration Date. If any Letter of Credit Usage remains outstanding after the Letter of Credit Expiration Date, Borrower shall, not later than the Letter of Credit Expiration Date, deposit cash in an amount equal to such Letter of Credit Usage in a Letter of Credit Cash Collateral Account.

         (b) Requesting Letter of Credit Actions. Borrower may irrevocably request a Letter of Credit Action in a Minimum Amount therefor by delivering a Letter of Credit Application to Issuing Lender, with a copy to Administrative Agent (who shall notify Lenders), by Requisite Notice not later than the Requisite Time therefor. Unless Administrative Agent notifies Issuing Lender that such Letter of Credit Action is not permitted hereunder or Issuing Lender determines that such Letter of Credit Action is contrary to any Laws or policies of Issuing Lender or does not otherwise conform to the requirements of this Agreement, Issuing Lender shall effect such Letter of Credit Action. This Agreement shall control in the event of any conflict with any Letter of Credit Application. Upon the


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 25 issuance of a Letter of Credit, each Lender shall be deemed to have purchased a pro rata participation in such Letter of Credit from Issuing Lender in an amount equal to that Lender's Pro Rata Share.

         (c) Reimbursement of Payments Under Letters of Credit. Borrower shall reimburse Issuing Lender through Administrative Agent for any payment that Issuing Lender makes under a Letter of Credit on or before the date of such payment; provided, however, that if the conditions precedent set forth in
Section 5 can be satisfied, Borrower may request a Borrowing of Committed Loans to reimburse Issuing Lender for such payment on or before the date thereof by complying with Section 2.02, or Borrower may allow a deemed Borrowing of Committed Loans which are Base Rate Loans or Offshore Rate Loans, whichever is then being used, to take place on such payment date pursuant to subsection (e) below.

         (d) Funding by Lenders When Issuing Lender Not Reimbursed. Upon any drawing under a Letter of Credit, Issuing Lender shall notify Administrative Agent and Borrower. If Borrower fails to timely make the payment required pursuant to subsection (c) above, Issuing Lender shall notify Administrative Agent of such fact and the amount of such unreimbursed payment. Administrative Agent shall promptly notify each Lender of its Pro Rata Share of such amount by Requisite Notice. Each Lender shall make funds in an amount equal to its Pro Rata Share of such amount available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time on the Business Day specified by Administrative Agent, and Administrative Agent shall remit the funds so received to reimburse Issuing Lender. The obligation of each Lender to so reimburse Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse Issuing Lender for the amount of any payment made by Issuing Lender under any Letter of Credit, together with interest as provided herein.

         (e) Nature of Lenders' Funding. If the conditions precedent set forth in Section 5 can be satisfied (except for the giving of a Request for Extension of Credit) on the date Borrower is obligated to make, but fails to make, a reimbursement of a payment under a Letter of Credit, the funding by Lenders pursuant to subsection (d) above shall be deemed to be part of a Borrowing of Committed Loans which are Base Rate Loans (without regard to the Minimum Amount therefor) requested by Borrower. If the conditions precedent set forth in
Section 5 cannot be satisfied on the date Borrower is obligated to make, but fails to make, a reimbursement of a payment under a Letter of Credit, the funding by Lenders pursuant to subsection (d) above shall be deemed to be a funding by each Lender of its participation in such Letter of Credit, and such funds shall be payable by Borrower upon demand and shall bear interest at the Default Rate payable on demand, and each Lender making such funding shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of Issuing Lender against Borrower in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by Borrower with respect to such claim. If Administrative Agent or Issuing Lender is required at any time to return to Borrower, or to a trustee, receiver, liquidator, custodian, or any official under any proceeding under Debtor Relief Laws, any portion of the payments made by Borrower to Administrative Agent for the account of Issuing Lender pursuant to this subsection in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Lender shall, on demand of Administrative Agent, forthwith return to Administrative Agent or Issuing Lender the amount of its Pro Rata Share of any amounts so returned by Administrative Agent or Issuing Lender plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to Administrative Agent or Issuing Lender, at a rate per annum equal to the daily Federal Funds Rate.

         (f) Special Provisions Relating to Evergreen Letters of Credit. Borrower may request Letters of Credit that have automatic extension or renewal provisions ("evergreen" Letters of Credit) so long as Issuing Lender has the right to not permit any such extension or renewal at least annually within a notice period to be agreed upon at the time each such Letter of Credit is issued. Once an evergreen Letter of Credit is issued, unless Administrative Agent


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 26 has notified Issuing Lender that all Lenders have elected not to permit such extension or renewal, the Borrower Parties, Administrative Agent and Lenders shall be deemed to authorize (but may not require) Issuing Lender to, in its sole and absolute discretion, permit the renewal of such evergreen Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date, and, unless directed by Issuing Lender, Borrower shall not be required to request such extension or renewal. Notwithstanding the foregoing, Issuing Lender may, in its sole and absolute discretion elect not to permit an evergreen Letter of Credit to be extended or renewed at any time.

         (g) Obligations Absolute. The obligation of Borrower to pay to Issuing Lender the amount of any payment made by Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, Borrower's obligation shall not be affected by any of the following circumstances:

                  (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against Issuing Lender, Administrative Agent or any Lender, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                  (iv) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                  (v) any payment made by Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Laws;

                  (vi) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

                  (vii) any error in the transmission of any message relating to a Letter of Credit not caused by Issuing Lender, or any delay or interruption in any such message;

                  (viii) any error, neglect or default of any correspondent of Issuing Lender in connection with a Letter of Credit;

                  (ix) any consequence arising from acts of God, wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of Issuing Lender;

                  (x) the surrender or impairment of any security for the performance or observance of any of the terms of the Loan Documents;


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 27

                  (xi) so long as Issuing Lender in good faith determines that the document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to Issuing Lender in connection with a Letter of Credit; and

                  (xii) where Issuing Lender has acted in good faith under any other circumstances whatsoever.

         In addition, Borrower will promptly examine a copy of each Letter of Credit and amendments thereto delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will immediately notify Issuing Lender in writing. Borrower shall be conclusively deemed to have waived any such claim against Issuing Lender and its correspondents unless such notice is given as aforesaid.

         (a) Role of Issuing Lender. Each Lender and Borrower Party agree that, in paying any drawing under a Letter of Credit, Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of Issuing Lender shall be liable to any Lender for any action taken or omitted in connection herewith at the request or with the approval of Lenders or the Requisite Lenders, as applicable; any action taken or omitted in the absence of gross negligence or willful misconduct; or the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Administrative Agent-Related Person, nor any of the respective correspondents, participants or assignees of Issuing Lender, shall be liable or responsible for any of the matters described in subsection (g) above. In furtherance and not in limitation of the foregoing, Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (b) Applicability of ISP98. Unless otherwise expressly agreed by the Issuing Lender and Borrower when a Letter of Credit is issued, performance under Letters of Credit by the Issuing Lender, its correspondents, and beneficiaries will be governed by with respect to standby Letters of Credit, the rules of the "International Standby Practices 1998" (ISP98) or such later revision as may be published by the International Chamber of Commerce (the "ICC").

         (c) Letter of Credit Fee. On each Applicable Payment Date, Borrower shall pay to Administrative Agent in arrears, for the account of each Lender in accordance with its Pro Rata Share, a Letter of Credit fee as set forth in a separate fee letter executed by Borrower or Administrative Agent with such Lender.

         (d) Issuance Fee and Documentary and Processing Charges Payable to Issuing Lender. Concurrently with the issuance of each Letter of Credit, Borrower shall pay a letter of credit issuance fee to Issuing Lender, for the sole account of Issuing Lender, in an amount set forth in a separate letter agreement between Borrower and Issuing Lender. In addition, Borrower shall pay directly to Issuing Lender for its sole account its customary documentary and processing charges in accordance with its standard schedule, as from time to time in effect, for any amendment, transfer, or other occurrence relating to a Letter of Credit. Such fee and charges are nonrefundable.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 28

         (e) Notwithstanding the provisions set forth in Section 2.04(g) or otherwise in this section, Issuing Lender shall require strict compliance by the beneficiary thereof with the terms of each Letter of Credit.

2.05 SWING LINE.

         (a) Subject to the terms and conditions set forth in this Agreement, Swing Line Lender agrees to make Swing Line Loans until the Maturity Date in such amounts as Borrower may from time to time request; provided, however, that
(i) the aggregate principal amount of all Swing Line Loans shall not exceed the Swing Line Commitment, and (ii) the Outstanding Obligations of each Lender shall not exceed such Lender's Commitment and the Outstanding Obligations of all Lenders shall not exceed the lesser of the Combined Commitments or the Borrowing Base at any time. Swing Line Lender may terminate or suspend the Swing Line at any time and from time to time in its sole discretion upon at least 24 hours prior notice to Borrower. Without the consent of all of Requisite Lenders and Swing Line Lender, no Swing Line Loan shall be made during the continuation of a Default or an Event of Default. Borrower may borrow, repay and reborrow under this Section. Unless notified to the contrary by Swing Line Lender, Borrowings under the Swing Line shall be more than the Minimum Amount and after Requisite Notice has been given to Swing Line Lender. Each such request for a Swing Line Loan shall constitute a representation and warranty by Borrower that the conditions set forth in Sections 5.02 (a) and (b) are satisfied. Promptly after receipt of such request, Swing Line Lender shall obtain telephonic verification from the Administrative Agent that there is availability for such Swing Line Loan under the Commitments. Unless notified to the contrary by the Swing Line Lender, each repayment of a Swing Line Loan shall be made directly to Swing Line Lender by payment or debit at a demand deposit account at the Swing Line Lender or by other means of payment as is acceptable to Swing Line Lender. All payments received after the Requisite Notice time shall be deemed received on the next succeeding Business Day. Swing Line Lender shall promptly notify the Administrative Agent of the Swing Loan Outstandings each time there is a change therein. Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from Swing Line Lender a risk participation therein in an amount equal to that Lender's Pro Rata Share times the amount of the Swing Line Loan (except with respect to any Advance under the Swing Line Loan made by Swing Line Lender with actual knowledge that (i) a Default or an Event of Default had occurred prior to such Advance, and (ii) Swing Line Lender was not authorized by Lenders to make said Advance pursuant to this Section 2.05(a)).

         (b) Swing Line Loans shall be evidenced by the Swing Line Note and bear interest at a fluctuating rate per annum equal to the rate of interest payable on Base Rate Loans (plus the Applicable Amount, if any). Interest on Swing Line Loans shall be payable on the same dates as interest is paid under the Notes during the term hereof (and on the Maturity Date) and Swing Line Lender shall be responsible for invoicing Borrower for such interest. The interest payable on Swing Line Loans is solely for the account of Swing Line Lender.

         (c) The Swing Line Loans shall be payable on the earlier of (i) Thursday of each week during the term hereof, or (ii) the Maturity Date.

         (d) If Borrower fails to timely make any principal or interest payment required pursuant to subsections (b) or (c) above, Swing Line Lender shall notify the Administrative Agent of such fact and the unpaid amount. The Administrative Agent shall promptly notify each Lender of its Pro Rata Share of such amount by Requisite Notice. Each Lender shall make funds in an amount equal its Pro Rata Share of such amount available to the Administrative Agent at the Administrative Agent's Office not later than the Requisite Time for payments hereunder on the following Business Day. The obligation of each Lender to make such payment shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such payment shall not relieve or otherwise impair the obligation of Borrower to repay Swing Line Lender for any amount of Swing Line Loans, together with interest as provided herein.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 29

         (e) If the conditions precedent set forth in Section 5 can be satisfied (except for the giving of a Request for Extension of Credit) on any date Borrower is obligated to make, but fails to make, a repayment of Swing Line Loans, the funding by the Lenders pursuant to subsection (d) above shall be deemed to be part of a Borrowing of Committed Loans (without regard to the Minimum Amount therefor) requested by Borrower accruing interest at the rate then in effect under the Committed Loans. If the conditions precedent set forth in Section 5 cannot be satisfied on the date Borrower is obligated to make, but fails to make, such payment, the funding by the Lenders pursuant to subsection
(d) above shall be deemed to be a funding by each Lender of its participation in such Swing Line Loans, and such funds shall be payable by Borrower upon demand and shall bear interest at the Default Rate, and each Lender making such funding shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of Swing Line Lender against Borrower in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by Borrower with respect to such claim.

2.06 PREPAYMENTS.

         (a) Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time voluntarily prepay Committed Loans in part in the Minimum Amount therefor or in full without premium or penalty. Administrative Agent will promptly notify each Lender thereof and of such Lender's Pro Rata Share of such prepayment.

         (b) If for any reason the Outstanding Obligations exceed the lesser of
(i) the Combined Commitments or (ii) the Borrowing Base as in effect or as reduced or because of any limitation set forth in this Agreement or otherwise, Borrower shall prepay Loans (as provided in Section 3.06) and/or deposit cash in a Letter of Credit Cash Collateral Account in an aggregate amount equal to such excess.

2.07 REDUCTION OR TERMINATION OF COMMITMENTS.

         Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time, without premium or penalty, permanently and irrevocably reduce the Commitments in a Minimum Amount therefor to an amount not less than the Outstanding Obligations at such time or terminate the Commitments. Any such reduction or termination shall be accompanied by payment of all accrued and unpaid fees with respect to the portion of the Commitments being reduced or terminated. Administrative Agent shall promptly notify Lenders of any such request for reduction or termination of the Commitments. Each Lender's Commitment shall be reduced by an amount equal to such Lender's Pro Rata Share times the amount of such reduction.

2.08 PRINCIPAL AND INTEREST.

         (a) If not sooner paid, Borrower agrees to pay the outstanding principal amount of each Committed Loan on the Maturity Date.

         (b) Subject to subsection (c) below, Borrower shall pay interest on the unpaid principal amount of each Loan (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) on each Applicable Payment Date at a rate per annum equal to the interest rate determined in accordance with the definition of such type of Loan, plus, to the extent applicable in each case, the Applicable Amount.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 30

         (c) If any amount payable by any Borrower Party under any Loan Document is not paid when due (without regard to any applicable grace periods), it shall thereafter bear interest (after as well as before entry of judgment thereon to the extent permitted by law) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be payable upon demand.

2.09 FEES.

         (a) Non-Usage Fee. Borrower shall pay to Administrative Agent for the account of each Lender pro rata according to its Pro Rata Share, a non-usage fee equal to .125% per annum times the actual daily amount by which the Combined Commitments exceed the Outstanding Obligations (excluding Swing Line Loans and Letter of Credit Usage). The non-usage fee shall accrue at all times from the Closing Date until the Maturity Date and shall be payable quarterly in arrears on the first day of each January, April, July, and October, commencing on October 1, 2000. The non-usage fee shall accrue at all times, including at any time during which one or more conditions in Section 5 are not met.

         (b) Facility Fee. Borrower shall pay to Administrative Agent for the account of each Lender a facility fee in such amount and at such times as set forth in a separate letter agreement between Borrower and Administrative Agent.

         (c) Agency Fees. Borrower shall pay to Administrative Agent an agency fee in such amounts and at such times as set forth in a separate letter agreement between Borrower and Administrative Agent. The agency fee is for the services to be performed by Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to Administrative Agent is solely for its own account and is nonrefundable.

         (d) Arrangement Fee. On the Closing Date, Borrower shall pay to the Arranger an arrangement fee in the amount set forth in a separate letter agreement between Borrower and the Arranger. Such arrangement fee is for the services of the Arranger in arranging the credit facilities under this Agreement and is fully earned on the date paid. The arrangement fee paid to the Arranger is solely for its own account and is nonrefundable.

         (e) Inspection Fee. Borrower shall pay to Administrative Agent an inspection fee in an amount and at such times as set forth in a separate letter agreement between Borrower and Administrative Agent.

2.10 COMPUTATION OF INTEREST AND FEES.

         Computation of interest and other fees shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

2.11 MAKING PAYMENTS.

         (a) Except as otherwise provided herein, all payments by Borrower or any Lender shall be made to Administrative Agent at Administrative Agent's Office not later than the Requisite Time for such type of payment. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America. All


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 31 payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

         (b) Upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows: (i) if payable to Borrower, by crediting the Designated Deposit Account, and (ii) if payable to any Lender, by wire transfer to such Lender at the address specified in Schedule 11.02.

         (c) If any payment to be made by any Borrower Party shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest and fees.

         (d) Except as otherwise provided in Section 2.04(c) with respect to Borrower reimbursing drawings under Letters of Credit, unless Borrower or any Lender has notified Administrative Agent prior to the date any payment to be made by Borrower is due, that it does not intend to remit such payment, Administrative Agent may, in its sole and absolute discretion, assume that Borrower or Lender, as the case may be, has timely remitted such payment and may, in its sole and absolute discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to Administrative Agent in immediately available funds, then:

         (i) if Borrower failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent at the Federal Funds Rate; and

         (ii) if any Lender failed to make such payment, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forth-with upon Administrative Agent's demand therefor, Administrative Agent promptly shall notify Borrower, and Borrower shall pay such corresponding amount to Administrative Agent. Administrative Agent also shall be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate. and (B) from Borrower, at a rate per annum equal to the interest rate applicable to such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.12 FUNDING SOURCES.

         Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 EXTENSION OF MATURITY DATE.

         (a) Not earlier than 120 days prior to, nor later than 90 days prior to, each anniversary of the Closing Date (other than an anniversary date which is the Maturity Date), Borrower may request by Requisite Notice made to


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 32

Administrative Agent (who shall promptly notify Lenders) a one year extension of the Maturity Date. Such request shall include a certificate signed by a Responsible Officer stating that (i) the representations and warranties contained in Section 6 are true and correct on and as of the date of such certificate and (ii) no Default or Event of Default exists. Each Lender shall notify Administrative Agent by Requisite Notice whether it consents to or declines such request within 45 days of such notice. Any Lender not responding within the above time period shall be deemed to have not consented to extending the Maturity Date. Administrative Agent shall, after receiving the notifications from all of the Lenders or the expiration of such period, whichever is earlier, notify Borrower and Lenders of the results thereof.

         (b) If any Lender declines, or is deemed to have declined, to consent to such request for extension (a "Declining Lender"), Borrower may, within 120 days after such applicable anniversary date (the "Declining Lender Replacement Period"), cause any Declining Lender to be removed and/or replaced as a Lender pursuant to Section 11.22. If Borrower is not able to replace the Declining Lender's Commitment within the Declining Lender Replacement Period, then the Maturity Date then in effect shall continue to be the Maturity Date hereunder and the following covenants and conditions will apply: (i) Units and Model Units can be added to the Borrowing Base only for a period of twelve additional months beyond the expiration of the Declining Lender Replacement Period; (ii) Finished Lots can be added to the Borrowing Base only prior to the expiration of the nine month period following the Declining Lender Replacement Period; (iii) Development Parcels can be added to the Borrowing Base only prior to the six month period following the Declining Lender Replacement Period; and (iv) no new Letters of Credit can be issued under this Agreement after the Declining Lender Replacement Period.

         (c) If, after giving effect to any removals or replacements of Lenders pursuant to the prior subsection, all Lenders have consented to extending the Maturity Date, it shall be extended for one year, and Administrative Agent shall promptly notify Lenders thereof (the "Extension Effective Date"). As a condition precedent to such extension, Borrower shall deliver to Administrative Agent on or prior to the Extension Effective Date, in form and substance satisfactory to Administrative Agent: (i) corporate resolutions and incumbency certificates of each Borrower Party dated as of the Extension Effective Date approving such extension in sufficient copies for each Lender, (ii) a certificate signed by a Responsible Officer of Borrower of the type referred to in Section 5.01 (a)(vi) and (iii) new or amended Notes, if requested by any new or affected Lender, evidencing such new or revised Commitments. Administrative Agent shall distribute an amended Schedule 2.01 (which shall thereafter be incorporated into this Agreement), to reflect any changes in Lenders, the Commitments and each Lender's Pro Rata Share thereof.

               3. SECTION BORROWING BASE, COLLATERAL AND RELEASES

3.01 BORROWING BASE

         The Obligations shall be secured, without limitation, by a first-in-priority security interest in certain of the Inventory as accepted and approved by the Administrative Agent as being included in determining the Borrowing Base. If, at any time after the Closing Date and prior to the Maturity Date, Borrower acquires additional Inventory which Borrower desires to be designated as part of the Borrowing Base Inventory, Borrower shall notify the Administrative Agent as provided in this Section 3 and provide information to the Administrative Agent with respect to such Inventory as the Administrative Agent may require. Borrower shall not be required to notify the Administrative Agent of the acquisition of any other Inventory, except that if additional Inventory is acquired and such Inventory is not encumbered by a security interest in favor of a lender as permitted by this Agreement, Borrower shall, on written request of the Administrative Agent, not more frequently than quarterly, notify the Administrative Agent and provide information to the Administrative Agent with respect to such real property as the Administrative Agent may require. Any Inventory designated by Borrower and accepted and approved by the Administrative Agent to be part of the Borrowing Base Inventory may not be included at the same time in more than one category of Inventory which is part of the Borrowing Base Inventory. The Borrowing Base may be revised at any time if Administrative Agent determines in its reasonable discretion that a significant change has occurred in the Borrowing Base Values, and Administrative Agent shall be entitled to obtain an Appraisal, at Borrower's expense,


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 33 to determine any such change in the Borrowing Base Values (provided that Borrower shall not be required to pay for more than one Appraisal for each Development Parcel, Finished Lot or Unit included in the Borrowing Base Inventory in any calendar year).

3.02 BORROWING BASE VALUES.

         Each Development Parcel, Finished Lot, Model Unit and Home shall have a Borrowing Base Value as follows:

         (a) The Borrowing Base Value for each Development Parcel shall be the lesser of (i) 75% of the Market Value thereof and (ii) an amount equal to the Actual Cost related thereto minus the up-front equity required to be invested in such Development Parcel pursuant to Section 3.03(j).

         (b) The Borrowing Base Value for each Finished Lot shall be the lesser of (i) 75% of the Market Value thereof for the first twelve months such Finished Lot is included in the Borrowing Base; 65% of the Market Value thereof for the second twelve month period such Finished Lot is included in the Borrowing Base; 55% of the Market Value thereof for the third twelve month period such Finished Lot is included in the Borrowing Base; and no value after the Finished Lot has been included in the Borrowing Base for more than 36 months; and (ii) 75% of the Actual Cost thereof.

         (c) The Borrowing Base Value for each Model Unit shall be the lesser of
(i) an amount equal to (1) the Percentage of Completion times an amount equal to
(x) 75% of the Market Value thereof for the first twenty-four months such Model Unit is included in the Borrowing Base; and 65% of the Market Value thereof for the third twelve month period such Model Unit is included in the Borrowing Base less (y) the initial Borrowing made with respect to such Model Unit plus (2) the initial Borrowing made with respect to such Model Unit; or (ii) 90% of the Actual Cost thereof; provided, that, such Model Unit shall be assigned no Borrowing Base Value if such Model Unit remains in the Borrowing Base for more than 36 months.

         (d) The Borrowing Base Value for each Home shall be the lesser of (i) an amount equal to (1) the Percentage of Completion times an amount equal to (x) 75% of the Market Value thereof for the first twelve month period such Home is included in the Borrowing Base, and 65% of the Market Value thereof for the second twelve month period such Home is included in the Borrowing Base; less (y) the initial Borrowing made with respect to such Home plus (2) the initial Borrowing made with respect to such Home, or (ii) 90% of the Actual Cost thereof; provided, that, such Home shall be assigned no Borrowing Base Value if such Home remains in the Borrowing Base for more than 24 months.

3.03 BORROWING BASE INVENTORY LIMITATIONS AND REQUIREMENTS.

         (a) No Inventory shall be included as Borrowing Base Inventory unless it is located in an Approved Market Area.

         (b) In no event shall the number of Speculative Units in the Borrowing Base Inventory exceed (i) from April 1 to September 30 of each year, 60% of all Homes and Model Units included in determining the Borrowing Base, and (ii) from October 1 to March 31 of each year, 65% of all Homes and Model Units included in determining the Borrowing Base. In no event shall the number of Completed Speculative Units included in the Borrowing Base Inventory exceed 20% of all Homes and Model Units included in the Borrowing Base Inventory.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 34

         (c) In no event shall more than three Model Units per subdivision be included in computing the Borrowing Base.

         (d) In no event shall the number of Model Units included in computing the Borrowing Base exceed 15% of the total number of Homes and Model Units included in computing the Borrowing Base.

         (e) In no event shall the Borrowing Base Value of any Model Unit or Home included in the Borrowing Base exceed $300,000, except that (i) forty Model Units or Homes may have a Borrowing Base Value up to $400,000 at any time and
(ii) in addition, twenty Model Units or Homes may have a Borrowing Base Value up to $600,000 at any time.

         (f) In no event shall the Borrowing Base Value of Development Parcels and Finished Lots included in computing the Borrowing Base exceed the lesser of $40,000,000 or 20% of the total Borrowing Base.

         (g) In no event shall the Borrowing Base Value of Development Parcels included in computing the Borrowing Base exceed the lesser of $20,000,000 or 10% of the total Borrowing Base.

         (h) In no event shall more than 150 Finished Lots per phase of a development, be included in computing the Borrowing Base.

         (i) In no event shall Finished Lots in (i) the "Fedrick Harris" project have a Borrowing Base Value which exceeds $120,000 per Lot, and (ii) all other projects have a Borrowing Base Value which exceeds $75,000 per Lot.

         (j) In order to be included in Borrowing Base Collateral, a Development Parcel must meet the following requirements: (i) the Borrowing Base Value therefor must not exceed the limitation set forth in Section 3.02(a), (ii) Borrower or one of its Subsidiaries must have invested no less than 25% of the Actual Cost which has been budgeted for acquisition and development of such Development Parcel, (iii) all of the Lots to be developed in such Development Parcel must be projected to be sold within thirty-six months from the date it is included, based on the estimated absorption rate included in the Appraisal obtained by Administrative Agent for such Development Parcel, (iv) the maximum retail price for each Lot included in such Development Parcel must not exceed $80,000, and (v) the number of Lots per phase of development of such Development Parcel must not exceed 150.

         (k) Each Development Parcel must be completed within twelve months following the date on which such Development Parcel is included as Collateral. After such period, all Finished Lots developed in such Development Parcel will be included as Finished Lots in computing the Borrowing Base (subject to the other requirements and conditions related to the Finished Lot component of the Borrowing Base as set forth in this Agreement), but will be deemed to have been included in the Borrowing Base Inventory as Finished Lots for twelve months. Any portion of a Development Parcel which is not included in another component of the Borrowing Base after the aforementioned twelve month period shall be excluded in calculating the Borrowing Base.

         (l) A Finished Lot will be considered to be a Model Unit or Home for Borrowing Base purposes when a Title Binder with respect thereto from the Title Insurer is received by Administrative Agent and all other conditions contained in this Agreement for the commencement of construction of a Home are satisfied.

         (m) In no event shall the aggregate Borrowing Base Values for all Borrowing Base Inventory exceed $260,000,000 prior to June 27, 2001; $280,000,000 from June 27, 2001 to June 27, 2002; and $300,000,000


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 35 thereafter; provided, that, in the event the total Combined Commitments are reduced, the aggregate Borrowing Base Values shall be reduced by two times such reduction.

         (n) In no event shall the Borrowing Base Value of Attached Homes exceed the lesser of (i) $15,000,000 or (ii) five percent (5%) of the total Borrowing Base Values from time to time.

3.04 PERIODIC ESTABLISHMENT OF BORROWING BASE.

         On the tenth and twenty-fifth day of each calendar month (or the next Business Day if the tenth or twenty-fifth day of any calendar month is not a Business Day), the Borrower shall deliver to the Administrative Agent the Work in Progress Report and Development Parcel Cost Report, which forms shall have been completed and signed by the Borrower (such reports shall be based on calculations obtained by Borrower on the Monday immediately preceding the tenth and twenty-fifth day of each month, as applicable). Such reports shall include information with respect to the Borrowing Base Inventory which is needed by the Administrative Agent in the calculation of the Borrowing Base. Within five (5) Business Days of the Administrative Agent's receipt of both the Work in Progress Report and the Development Parcel Cost Report, the Administrative Agent shall prepare the Budget Report, the Construction Base Status Report and the Borrowing Base Report which shall establish the Borrowing Base. In the event Borrower does not submit the Work in Progress Report or the Development Parcel Cost Report in the time and manner set forth above or furnish sufficient information to the Administrative Agent, as required hereunder, to enable the Administrative Agent to establish the Borrowing Base, the Administrative Agent will establish a Borrowing Base based on some or all of the previous information submitted to the Administrative Agent by Borrower in the immediately preceding Work in Progress Report or the Development Parcel Cost Report or the information compiled by the Administrative Agent in connection therewith, as the case may be, or other information available to the Administrative Agent.

3.05 ADDITIONS TO BORROWING BASE INVENTORY.

         If Borrower desires to include any Inventory as Borrowing Base Inventory, Borrower shall deliver to Administrative Agent an Inventory Addition Request and, as applicable, all of the following information:

         (a) Units (Homes, Finished Lots or Model Homes).

         (b) Borrower or a third party shall have provided to Administrative Agent, as applicable for a Unit or a Panel of Units:

                  (i) a legal description and [if required by Administrative Agent a separate Survey of the individual Lot or Panel of Lots and, if not previously provided to Administrative Agent, a complete legible copy of the recorded plat of each subdivision in which each Lot is located;

                  (ii) the Plans, or Type of Home if Plans have already been approved by Administrative Agent for such Type;

                  (iii) a proposed Unit Budget for each Home, unless a Budget for the Type of Home has been previously approved by Administrative Agent;


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 36

                  (iv) a commitment for the applicable Title Insurance, and, if requested by Administrative Agent, complete and legible copies of all documents referred to therein as conditions or exceptions to title to each Lot;

                  (v) on a quarter-annual basis, access to any and all outstanding Sales Agreements so that Administrative Agent can perform an audit thereof;

                  (vi) each insurance policy (or if acceptable to Administrative Agent, evidence of such insurance) described in EXHIBIT "F" to this Agreement or, if Borrower maintains blanket policies with respect to any of the required insurance coverages, a copy of Borrower's notice to the issuer under such blanket policy evidencing coverages under that blanket policy relative to the Unit or Units;

                  (vii) an Appraisal, ordered by Administrative Agent, unless an Appraisal for the Type of Home in an Approved Subdivision is approved by Administrative Agent;

                  (viii) for each Finished Lot acquired by Borrower, a copy of the purchase agreement evidencing such acquisition;

                  (ix) an Environmental Report;

                  (x) designation of Homes, as being Speculative Units, Model Units or Sold Units (including the sales price for each Sold Unit); and

                  (xi) such other items as Administrative Agent may reasonably require.

         (c) Development Parcels.

         (d) Borrower or a third party shall have provided to Administrative Agent, as applicable, for a Development Parcel:

                  (i) a Survey and a copy of the preliminary or final plat approved by the applicable Governmental Authorities;

                  (ii) the applicable engineering/architect drawings, engineering/architect contracts, construction contracts and subcontracts, collateral assignment of engineers'/architects' drawings and contracts and collateral assignment of construction contracts and subcontracts in form and substance acceptable to Administrative Agent and consented to by the applicable engineer, architect, contractor or subcontractor;

                  (iii) a proposed Budget for the development thereof;

                  (iv) evidence satisfactory to Administrative Agent that the proposed development complies with applicable zoning and other Laws;

                  (v) evidence satisfactory to Administrative Agent that all applicable utilities are available to the site or can be brought onto the site at a cost not more than that contained on the Budget;


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 37

                  (vi) copies of all existing and proposed restrictive covenants related to the Development Parcel, which covenants shall be subject to Administrative Agent's approval;

                  (vii) a soils report in form and substance acceptable to Administrative Agent;

                  (viii) a commitment for Title Insurance (with the Title Insurance to follow in due course);

                  (ix) an Environmental Report dated within twelve months of Borrower's request for inclusion in the Borrowing Base; and

                  (x) such other items as Administrative Agent may reasonably require.

         In addition, Administrative Agent shall have received the applicable Appraisal, cost review by a third party consultant ordered by Administrative Agent, and an engineering review from an independent engineering firm as ordered by Administrative Agent.

         (a) Review by Administrative Agent.

         (b) Upon the Administrative Agent's receipt of the items referred to in clauses (a) and (b) above, the Administrative Agent shall review all information included therewith related to such proposed additions to the Borrowing Base Inventory and shall conduct any inspections or reviews of the subject parcel or lot that the Administrative Agent deems appropriate. Other than inspections of Units (the cost of which shall be agreed to by Borrower in a separate letter with Administrative Agent), all Appraisals, inspections and reviews shall be at the Borrowers' cost and expense. Based upon such information, the Administrative Agent shall determine, in its sole discretion, whether such new parcel of land or subdivision lot shall be designated part of the Borrowing Base Inventory, and the Borrowing Base Value thereof, for purposes of computing the Borrowing Base. The Administrative Agent shall notify the Borrower of its determination as soon as reasonably possible. If the proposed addition to Borrowing Base Inventory is approved by Administrative Agent, Administrative Agent shall have the applicable Loan Documents prepared and, upon completion of the applicable Loan Documents, shall have those Loan Documents delivered to the Title Company or Borrower for execution by Borrower. Borrower shall execute the applicable Loan Documents, and the Title Company shall then comply with Administrative Agent's closing instructions prior to Lenders funding any Loan related to the applicable property. If the request for inclusion in the Borrowing Base Inventory relates to a Panel of Units, Administrative Agent may approve that request with respect to some Units and disapprove that request with respect to other Units.

         (c) Appraisals, Plans and Budgets.

         (d) Borrower may:

                  (i) with a request for inclusion in the Borrowing Base Inventory, submit the Plans, the legal description (and if required by Administrative Agent, the Survey) and the Budget relative to that Unit or Panel of Units, to Administrative Agent for Administrative Agent's approval. Upon approval and receipt of other information required by the Appraiser, Administrative Agent shall order an Appraisal (the costs for which must be reimbursed by Borrower at the time they are billed to Administrative Agent) for such Unit or Panel of Units; or


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 38

                  (ii) to expedite the approval process, at or prior to the submission of a request for inclusion in the Borrowing Base Inventory relative to a Unit or a Panel within a subdivision, submit to Administrative Agent the Plans for each Type of Home to be developed by Borrower in that subdivision, together with a Survey plat of such lots in the subdivision and Borrower's proposed Budget relative to each such Type of Home. Upon receipt of such Plans, Survey plat and Budgets and other information required by the Appraiser, Administrative Agent shall order an Appraisal (the costs for which must be reimbursed by Borrower at the time and in the amount required by the Appraiser) relative to each identified Type of Home to be developed by Borrower in that subdivision and concurrently or thereafter review such items for Administrative Agent's approval. The selected Appraiser shall thereupon provide Administrative Agent with such Appraiser's recommendation as to the Market Value of each identified Type of Home to be developed by Borrower in that subdivision, based upon a Lot of average size, dimensions, and location within that subdivision. Administrative Agent shall then determine the Market Value of each identified Type of Home to be developed by Borrower in that subdivision, based upon such recommendations. If such items have been approved by Administrative Agent and Administrative Agent has determined the Market Value of such Type of Home in that subdivision, Borrower may thereafter identify the Units to be developed in that subdivision by reference to the applicable Type of Home in any request for inclusion in the Borrowing Base Inventory without the necessity of again submitting those items. Administrative Agent's approval of those items shall not constitute Administrative Agent's approval of the same or similar items with respect to that Type of Home in any other subdivision. Notwithstanding the foregoing, Administrative Agent may, in Administrative Agent's sole discretion, require a new Appraisal (at Borrower's cost) relative to any Type of Home (x) at any time that the sales history for that Type of Home in a subdivision indicates that the sales price for that Type of Home is actually ninety-five percent (95%) or less of the previously determined Market Value (y) annually, or (z) at any other time as Administrative Agent in the exercise of reasonable discretion, may determine; and

                  (iii) receive a copy of the appraisal or other property evaluation used in conjunction with the request for inclusion in the Borrowing Base Inventory, provided one was obtained. In order to obtain a copy the Borrower must notify the Administrative Agent in writing no later than 90 days after Administrative Agent's approval or disapproval of the request. Administrative Agent may require payment of the cost of the appraisal prior to providing it to Borrower.

         (e) Loan Documents.

         (f) The Loan Documents to be prepared by Administrative Agent as contemplated in clause (c) above, and/or received by Administrative Agent to include any Inventory as Borrowing Base Inventory, shall include the following:

                  (i) Master Deed of Trust recorded in the county in which the Lot which is the subject of the request is located.

                  (ii) The Loan Deed of Trust.

                  (iii) All of the items set forth in Section 5.01 with respect to the initial Extension of Credit and set forth in Section 5.02 and
         5.03 applicable to subsequent Extensions of Credit.

                  (iv) Financing statements for any security interests granted in the Loan Documents (Model Units only).


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 39

                  (v) If Administrative Agent requests and if available, (x) a certificate signed by an authorized representative of the architectural review committee for the applicable subdivision ("ARC"), (y) evidence that the "approval" period for ARC approval has expired and that such expiration constitutes approval under ARC rules, or (z) other satisfactory evidence that the Unit does or will comply with and the use for which the Unit is intended is or will be permitted by all applicable restrictive covenants affecting the Unit without the necessity of variance and without the Unit being a nonconforming use.

                  (vi) At Administrative Agent's request tax or assessment certificates or other similar evidences, if available (x) that the Lot or Development Parcel is a separate tax lot, and (y) of payment, from all appropriate Governmental Authorities which have taxing or assessing authority over the subject property, stating that all taxes and assessments are current.

                  (vii) At Administrative Agent's request, an affidavit executed by a person designated by Administrative Agent, together with satisfactory photographic evidence, if required by Administrative Agent, to the effect that immediately prior to and after the recording of the Mortgage related to such property, none of the prohibitions set forth in Section 7.13(c) have occurred with respect to such property.

         (g) Conditions to Admission of Inventory to the Borrowing Base.

         (h) As conditions precedent to admission of any Inventory to the Borrowing Base, (i) each Loan Document which is required in connection therewith must (x) be duly executed by the Person whose execution is required, (y) be in recordable form if such document is to be recorded, and (z) have all blanks therein completed correctly and in accordance with this Agreement at the time of delivery, (ii) Borrower must satisfy the conditions required hereby and execute and deliver to, procure for deposit with, and pay to Administrative Agent and, if appropriate, file or record in the proper records with all filing and recording fees paid, the documents, certificates, agreements and other items listed in Section 5 as Administrative Agent may require, together with such other documents, certificates, agreements and other items as Administrative Agent may reasonably require; (iii) all earnest money or other deposits by the purchaser of the Inventory shall have been deposited with Administrative Agent or the Title Insurer or expended by Borrower for actual costs incurred or to be incurred by Borrower in acquiring and/or developing the Inventory; and (iv) all covenants and representations and warranties of Borrower contained in this Agreement shall have been fully satisfied and be true and correct as of the date of each such admission. Except as otherwise specifically provided herein or agreed in writing by Administrative Agent, all documents, certificates, agreements and other items listed in Section 3.05(e) shall be dated within thirty (30) days of delivery.

3.06 BORROWING BASE RECONCILIATION.

         In the event that the Borrowing Base as established pursuant to Section
3.04 is ever determined to be less than the then Outstanding Obligations, the Administrative Agent shall notify the Borrower thereof. On or before five Business Days from the date of such notification, Borrower shall pay to the Administrative Agent a principal payment to be applied to the Outstanding Obligations sufficient to eliminate the excess of the Outstanding Obligations over the Borrowing Base.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 40

3.07 REMOVAL/DISAPPROVAL OF INVENTORY FROM BORROWING BASE.

         If, at any time, the Administrative Agent determines, in its reasonable discretion, that any portion of the Borrowing Base Inventory is not acceptable for inclusion in the calculation of the Borrowing Base, the Administrative Agent may exclude such portion of the Borrowing Base Inventory from the calculation of the Borrowing Base, such exclusion to take effect on the ninetieth day following written notice from Administrative Agent to Borrower. If, after such exclusion, the Outstanding Obligations exceed the Borrowing Base, Borrower shall pay to the Administrative Agent within five Business Days following the exclusion, a principal payment on the Outstanding Obligations in an amount sufficient to eliminate such excess of the aggregate Outstanding Obligations over the Borrowing Base. Lenders shall not have a right of first refusal to include in the Borrowing Base any such unacceptable Borrowing Base Inventory.

3.08 COLLATERAL.

                  The Obligations shall be guaranteed by the Guarantors and shall be secured by the Collateral.

3.09 RELEASE OF INVENTORY; SALES REPORT.

                  Provided that there is no Default, the Administrative Agent shall, from time to time, at the request of Borrower, release from the Lien created by the Security Documents any portion of the Borrowing Base Inventory. Borrower shall not be required to pay a release fee to the Administrative Agent in connection with the release of such Inventory pursuant to this Section 3.09. In order to obtain such release, Borrower or the title company closing the sale of the Borrowing Base Inventory shall deliver a release request (which may be in the form of a pay-off request) to Administrative Agent (the "Release Request"). Borrower shall pay all costs and expenses incurred by Administrative Agent or Lenders related to such release. Any such release shall be without representation or warranty of, or recourse to, the Administrative Agent and the Lenders. Borrower understands and agrees that from and after the date on which Administrative Agent receives the Release Request, the value of the Borrowing Base Inventory described therein shall be excluded in calculating the subsequent Borrowing Base. Prior to the occurrence of a Default, the pay-off amount for any such release requested in the ordinary course of Borrower's business shall be zero, unless Administrative Agent has received since the immediately preceding Borrowing Base Report Release Requests covering Borrowing Base Inventory with an aggregate Borrowing Base Value which exceeds $5,000,000 in which event the pay-off amount for any release requested prior to the next Borrowing Base Report shall be the Borrowing Base Value of the Borrowing Base Inventory requested to be released. If the Maturity Date is not extended pursuant to the provisions of
Section 2.13, Administrative Agent shall be entitled at any time after the Declining Lender Replacement Period to require Borrower to reduce the Outstanding Obligations by the Borrowing Base Value of any Borrowing Base Inventory requested to be released as a condition to granting such release. In no event shall the Administrative Agent be obligated to make a release if there is a Default. Borrower shall deliver to Administrative Agent monthly an inventory/sales report (the "Sales Report") in form satisfactory to Administrative Agent within thirty days after the end of each calendar month for the immediately preceding calendar month.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 41

               4. SECTION TAXES, YIELD PROTECTION AND ILLEGALITY

4.01 TAXES.

         (a) Any and all payments by Borrower to or for the account of Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of Administrative Agent and any Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, Borrower shall furnish to Administrative Agent (who shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, Borrower agrees to pay any and all present or future stamp, mortgage, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If Borrower shall be required by the Laws of any jurisdiction outside the United States to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender and Borrower has given its consent (to the extent required under this Agreement) for the inclusion of the applicable financial institution as a Lender, Borrower shall also pay to such Lender or Administrative Agent (for the account of such Lender), at the time interest is paid, such additional amount that the respective Lender specifies as necessary to preserve the after-tax yield (after factoring in United States (federal and state) taxes imposed on or measured by net income) the Lender would have received if such deductions (including deductions applicable to additional sums payable under this Section) had not been made.

         (d) Borrower agrees to indemnify Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Administrative Agent and such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

         (e)

4.02 CAPITAL ADEQUACY.

         If any Lender determines that any change in or the interpretation of any Laws (i.e. any Federal banking or bank regulatory Laws) have the effect of reducing the rate of return on the capital of such Lender or compliance by such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital),


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 42 then from time to time upon demand of such Lender (with a copy to Administrative Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

4.03 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

         (a) A certificate of Administrative Agent or any Lender claiming compensation under this Section 4 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

         (b) Borrower shall not be obligated to pay any such amount which arose prior to the date which is 180 days preceding the date of such demand or is attributable to periods prior to the date which is 180 days preceding the date of such demand.

         (c) Upon any Lender making a claim for compensation under Sections 4.01, Borrower may remove and replace such Lender in accordance with Section 11.22.

4.04 SURVIVAL.

         All of Borrower's obligations under this Section 4 shall survive termination of the Commitments and payment in full of all Obligations.

            5. SECTION CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT

5.01 CONDITIONS OF INITIAL EXTENSION OF CREDIT.

         The obligation of each Lender to make the initial Extension of Credit is subject to satisfaction of the following conditions precedent:

         (a) Unless waived by all Lenders (or by the Administrative Agent with respect to immaterial matters), the Administrative Agent's receipt of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Officer, each dated on or about the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

                  (i) executed counterparts of this Agreement, sufficient in number for distribution to Administrative Agent, Lenders and Borrower;

                  (ii) the Swing Line Note executed by Borrower in favor of Swing Line Lender and Committed Loan Notes executed by Borrower in favor of each Lender requesting a Committed Loan Note, each in a principal amount equal to that Lender's Commitment;

                  (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower Party as Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer thereof (provided, that the signatures of Responsible Officers from NHC Homes, Inc. will be facsimiles thereof with originals to be delivered as soon as possible after the Closing Date);


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 43

                  (iv) such evidence as Administrative Agent may reasonably require to verify that each Borrower Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of each Borrower Party's Organization Documents, certificates of good standing and/or qualification to engage in business, tax clearance certificates, and the like;

                  (v) a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 5.01(c) and 5.01(d) have been satisfied ,and (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has a Material Adverse Effect;

                  (vi) an opinion of counsel to Borrower in form and substance satisfactory to Administrative Agent;

                  (vii) assignments of indebtedness and security therefor (and/or with respect to the Collateral in Tennessee, purchase agreements) in favor of Administrative Agent (on behalf of Lenders) from existing lenders with Liens on the initial Borrowing Base Inventory which sell and/or assign their indebtedness and Liens to Lenders, and evidence that all other Liens on the Borrowing Base Inventory (other than those in favor of Lenders under this Agreement) have been or will be concurrently released (as to such acquired and assigned indebtedness, the indebtedness so acquired or assigned shall be renewed, extended, amended and restated by this Agreement and the Notes);

                  (viii) the Security Documents executed by Borrower or the applicable Borrower Entity, which documents shall be filed if required to do so to perfect the Liens therein granted with the appropriate Governmental Authority;

                  (ix) the Guaranties executed by the Guarantors (provided, that the signatures of Responsible Officers from NHC Homes, Inc. will be facsimiles thereof with originals to be delivered as soon as possible after the Closing Date);

                  (x) the Environmental Indemnity executed by Borrower;

                  (xi) a current Work in Progress Report and Development Parcel Cost Report and all documents, instruments and certificates required thereunder and under this Agreement to enable Administrative Agent and Lenders to establish the initial Borrowing Base Inventory and the initial Borrowing Base and as required by Section 3.05; and

                  (xii) such other assurances, certificates, documents, consents or opinions as Administrative Agent, Issuing Lender or the Requisite Lenders may reasonably require.

         (b) Any fees required to be paid on or before the Closing Date shall have been paid.

         (c) The representations and warranties made by Borrower herein, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct on and as of the Closing Date.

         (d) Each Borrower Party shall be in compliance with all the terms and provisions of the Loan Documents to which it is a party, and no Default or Event of Default shall have occurred and be continuing.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 44

         (e) Unless waived by Administrative Agent, Borrower shall have paid all Attorney Costs of Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and Administrative Agent).

5.02 CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         In addition to any applicable conditions precedent set forth elsewhere in this Section 5 or in Sections 2, 3 and 4, the obligation of each Lender to honor any Request for Extension of Credit is subject to the following conditions precedent:

         (a) the representations and warranties of Borrower contained in Section 6, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct on and as of the date of such Extension of Credit, except to the extent that such representations and warranties specifically refer to any earlier date.

         (b) no Default or Event of Default exists, or would result from such proposed Extension of Credit.

         (c) Administrative Agent shall have timely received a Request for Extension of Credit by Requisite Notice by the Requisite Time therefor.

         (d) Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Administrative Agent or Requisite Lenders reasonably may require.

         (e) if Borrower conducts business under an assumed name or trade name, a copy of Borrower's Assumed Name Certificate (with recording information thereon), certified by the county clerk of each county in which an Approved Subdivision is located.

         (f) Each Request for Extension of Credit by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and 5.02(b) have been satisfied and on and as of the date of such Extension of Credit.

5.03 CONDITIONS TO CERTAIN EXTENSIONS OF CREDIT.

         In addition to any applicable conditions precedent set forth elsewhere in this Section 5 or in Sections 2, 3 and 4, any Request for Extension of Credit related to the matters described below will be subject to the following conditions precedent and limitations:

         (a) Extensions of Credit related to Homes and Finished Lots shall be determined, and governed, by the Construction Base Status Report related thereto, and Extensions of Credit related to each Development Parcel shall be determined, and governed, by a Budget Report related thereto, and no Extensions of Credit for costs and expenses related to the acquisition, development or construction of any Inventory shall be requested by Borrower unless such costs or expenses (and the amount thereof) is provided in the applicable Construction Base Status Report or Budget Report.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 45

         (b) Prior to the funding of any Hard Costs for a Development Parcel as reflected in the Budget Report related thereto, Borrower shall have delivered to the Administrative Agent (i) copies of all executed Construction Contracts over $250,000 and Subcontracts for Major Subcontractors related to such Development Parcel, together with consents and subordinations from such Persons in form satisfactory to Administrative Agent, and (ii) copies of all grading, building and other permits necessary to make the improvements contemplated by the Budget Report related thereto.

5.04 AVAILABILITY OF BORROWINGS FOR DEVELOPMENT PARCELS.

         Subject to the general requirements set forth in the other provisions of this Section 5 and the order for applying Borrowings set forth in Section 5.05, Borrower shall be entitled to apply the proceeds of Borrowings for payment of costs and expenses related to the acquisition and development of Development Parcels as Borrower shall determine; provided that:

         (a) Each request by Borrower to increase the availability for Borrowings to cover costs and expenses related to a Development Parcel shall include (i) a certificate from Borrower certifying as to the amount of availability increase requested and the aggregate Extensions of Credit which have been made to the date thereof related to the Development Parcel, and (ii) a current cost submission schedule related thereto in form satisfactory to Administrative Agent.

         (b) After each request to increase availability of Borrowings for costs and expenses related to Development Parcels, but prior to the next increase of such availability, Borrower shall hand deliver to Administrative Agent the following items related to such costs and expenses last submitted, (i) AIA Document G702 and G703, or similar document, signed by the applicable Contractor(s) or Major Subcontractor(s) and supervising engineer(s) in support of the increase in availability; (ii) copies of invoices for any items with a cost in excess of $100,000 to the extent not covered in the AIA Documents G702 and G703 delivered pursuant to clause (i) above; (iii) down date endorsements from all Title Insurers after every two Extensions of Credit which include Hard Cost advances; and (iv) consents, lien waivers or subordinations from any Contractor or Major Subcontractor to the extent not previously delivered.

5.05 ORDER OF ALLOCATING BORROWINGS.

         Subject to the other provisions of this Section 5, each Borrowing shall be funded to cover costs and expenses related to Homes and Finished Lots and then to Development Parcels (for the earliest Development Parcels to the most recent Development Parcels, based on the date such Development Parcels were included in the Borrowing Base Inventory) in that order.

                   6. SECTION REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Administrative Agent and Lenders that:

6.01 EXISTENCE AND QUALIFICATION; POWER; COMPLIANCE WITH LAWS.


         Borrower is a corporation or partnership duly organized or formed, validly existing and in good standing under the Laws of the state of its incorporation or organization, has the power and authority and the legal right to own and operate its properties, to lease the properties it operates and to conduct its business, is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and is in compliance with all Laws except to the extent that noncompliance does not have a Material Adverse Effect.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 46

6.02 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

         Borrower has the power and authority and the legal right to make, deliver and perform each Loan Document to which it is a party and has power and authority to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents. The Loan Documents have been duly executed and delivered by Borrower, and constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms.

6.03 NO LEGAL BAR.

         The execution, delivery, and performance by Borrower of the Loan Documents to which it is a party and compliance with the provisions thereof have been duly authorized by all requisite action on the part of Borrower and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) any Organization Documents of Borrower or any of its Subsidiaries, (ii) any applicable Laws, rules, or regulations or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or
(iii) any Contractual Obligation of Borrower or any of its Subsidiaries or by which any of them or any of their property is bound or subject, (b) constitute a default under any such agreement or instrument, or (c) result in, or require, the creation or imposition of any Lien on any of the properties of Borrower or any of its Subsidiaries, other than those Liens created by these Loan Documents.

6.04 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

         (b) Since the date of the Audited Financial Statements, there has been no event or circumstance which has a Material Adverse Effect.

6.05 LITIGATION.

         No litigation, investigation or proceeding of or before an arbitrator or Governmental Authority is pending or, to the knowledge of Borrower after due and diligent investigation, threatened in writing by or against Borrower or any of its Subsidiaries or against any of their properties or revenues which, if determined adversely, could have a Material Adverse Effect.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 47

6.06 NO DEFAULT.

         Neither Borrower nor any of its Subsidiaries are in default under or with respect to any Contractual Obligation which could have a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing or will result from the consummation of this Agreement or any of the other Loan Documents, or the making of the Extensions of Credit hereunder.

6.07 OWNERSHIP OF PROPERTY; LIENS.

         Borrower and its Subsidiaries have valid fee or leasehold interests in all real property which they use in their respective businesses, and Borrower and its Subsidiaries have good and indefeasible title to all their other real property and good and marketable title to all their other personal property, and none of such property is subject to any Lien, except as permitted in Section
8.03. Borrower owns in fee simple all of the Inventory and upon execution and delivery of the Security Documents and the filing thereof with the appropriate Governmental Authority, Borrower shall have granted to Administrative Agent, on behalf of the Lenders, a first and prior security interest in the Collateral covered thereby.

6.08 TAXES.

         Borrower and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by Borrower or its Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained; (b) immaterial taxes; and (c) to the extent appropriate extensions have been filed for payment thereof; provided, however, that in each case no material item or portion of property of Borrower or any of its Subsidiaries is, to Borrower's knowledge, in jeopardy of being seized, levied upon or forfeited.

6.09 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

         (a) Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Extensions of Credit hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors.

         (b) Borrower (i) is not a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is not and is not required to be registered as an "investment company" under the Investment Company Act of 1940.

6.10 ERISA COMPLIANCE.

         (a) Each ERISA Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each ERISA Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each ERISA Plan subject to Section 412 of the Code, and no application for a funding waiver or an


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 48 extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any ERISA Plan.

         (b) There are no pending claims, actions or lawsuits, or action by any Governmental Authority, nor any such claims, actions or lawsuits which have been threatened in writing, with respect to any ERISA Plan that has a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any ERISA Plan that has a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

6.11 INTANGIBLE ASSETS.

         Borrower and its Subsidiaries own, or possess the right to use, all trademarks, trade names, copyrights, patents, patent rights, franchises, licenses and other intangible assets that are used in the conduct of their respective businesses as now operated, and none of such items, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict has a Material Adverse Effect.

6.12 COMPLIANCE WITH LAWS.

         Borrower and its Subsidiaries are in compliance in all material respects with all Laws that are applicable to it.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 49

6.13 ENVIRONMENTAL COMPLIANCE.

         To the best of Borrower's knowledge and belief, the Inventory has not been and is not now being used in violation of any Environmental Law, no proceedings have been commenced, or notice(s) received, concerning any alleged violation of any such Environmental Law, and the Inventory is free of hazardous or toxic substances and wastes, contaminants, oil, radioactive or other materials the removal of which is required or the maintenance of which is restricted, prohibited or penalized by any Governmental Authority. Borrower covenants that Borrower shall neither permit any such materials to be brought on to the Inventory, nor shall Borrower acquire real property to be added to the Borrowing Base Inventory upon which any such materials exist; and if such materials are so brought or found located thereon, such materials shall be immediately removed, with proper disposal, to the extent required by applicable Environmental Laws, and all required environmental cleanup procedures shall be diligently undertaken pursuant to all such Environmental Laws. Borrower further represents and warrants that Borrower will promptly transmit to the Administrative Agent copies of any citations, orders, notices or other material governmental or other communications received with respect to any hazardous materials, substances, wastes or other environmentally regulated substances affecting the Inventory. Notwithstanding the foregoing, there shall not be a default of this provision (a) should the Borrower store or use minimal quantities of the aforesaid materials, provided that: such substances are of a type and are held only in a quantity normally used in connection with the construction, occupancy or operation of comparable buildings or residential developments (such as cleaning fluids and supplies normally used in the day to day operation of residential developments), and such substances are being held, stored and used in complete and strict compliance with all applicable Environmental Laws or (b) if any violation of any Environmental Law does not cause a Material Adverse Effect or otherwise cause Borrower to be in violation of this Agreement, and the affected Inventory is not included in computing the Borrowing Base. Although the existence of any hazardous substances or the violation of any Environmental Laws may not cause a default of this provision, the Environmental Indemnity shall always apply to such substances, and it shall continue to be the responsibility of Borrower to take all remedial actions required under and in accordance with this Agreement or applicable Environmental Law in the event of any unlawful release of any such substance.

6.14 DISCLOSURE.

         No statement, information, report, representation, or warranty made by Borrower in any Loan Document or furnished to Administrative Agent or any Lender in connection with any Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

                        7. SECTION AFFIRMATIVE COVENANTS

         So long as any Obligation remains unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrower shall, and shall (except in the case of Borrower's reporting covenants), cause each of Borrower's Subsidiaries, to:

7.01 FINANCIAL STATEMENTS.

          Deliver to Administrative Agent in form and detail satisfactory to Administrative Agent and the Requisite Lenders, with sufficient copies (other than the items referred to in clauses (d) and (e) below) for each Lender (to be distributed by Administrative Agent to each Lender):

         (a) as soon as available, but in any event within 120 days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 50 the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Requisite Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions (including possible errors generated by financial reporting and related systems due to the Year 2000 Problem) not reasonably acceptable to the Requisite Lenders;

         (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower (and 90 days after the end of the fourth fiscal quarter of each fiscal year of Borrower), a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year then ended, all in reasonable detail and certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

         (c) for each calendar month, as soon as reasonably practicable following the end of such month but in any event within forty-five (45) days after the end of such month, an inventory status report (by subdivision) for each Lot and each Home, owned, under construction or held for sale by Borrower, whether or not financed by Lenders, indicating (i) sales since the last monthly report, (ii) as to each Home, whether or not that Home is subject to a Sales Agreement, (iii) as to each Home under construction, the Percentage of Completion, (iv) the number of Speculative Units, Model Home Units, then owned by Borrower or any Borrower Party, and (v) such other information as Lender may reasonably request;

         (d) a Work in Progress Report and Development Parcel Cost Report as required to be delivered pursuant to this Agreement;

         (e) the Sales Report as required to be delivered pursuant to this Agreement; and

         (f) as soon as available and in any event simultaneously with the delivery of the annual financial statements pursuant to clause (a) above, projections of Borrower's net income and income from operations for the following three (3) fiscal years of Borrower, in form and substance satisfactory to Administrative Agent.

7.02 CERTIFICATES, NOTICES AND OTHER INFORMATION.

         Deliver to Administrative Agent in form and detail satisfactory to the Administrative Agent and the Requisite Lenders, with sufficient copies for each Lender (to be distributed by Administrative Agent to each Lender):

         (a) concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of its independent certified public accountants certifying such financial statement and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default hereunder or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

         (b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Borrower;


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 51

         (c) promptly after request by Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

         (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to Administrative Agent pursuant hereto;

         (e) promptly after the occurrence thereof, notice of any Default or Event of Default;

         (f) notice of any material change in accounting policies or financial reporting practices by Borrower or any of its Subsidiaries;

         (g) promptly after the commencement thereof, notice of any litigation, investigation or proceeding affecting any Borrower Party where the amount involved exceeds the Threshold Amount, or in which injunctive relief or similar relief is sought, which relief, if granted, has a Material Adverse Effect;

         (h) promptly after the occurrence thereof, notice of any Reportable Event with respect to any ERISA Plan or the intent to terminate any ERISA Plan, or the institution of proceedings or the taking or expected taking of any other action to terminate any ERISA Plan or withdraw from any ERISA Plan;

         (i) promptly after the occurrence thereof, notice of any Material Adverse Effect;

         (j) promptly, such other data and information as from time to time may be reasonably requested by Administrative Agent, or, through Administrative Agent or any Lender.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto.

7.03 PAYMENT OF TAXES.

         Pay and discharge when due all taxes, assessments, and governmental charges, Ordinary Course Liens or levies imposed on Borrower or its Subsidiaries or on its income or profits or any of its property, except for any such tax, assessment, charge, or levy which is an Ordinary Course Lien under subsection
(b) of the definition of such term.

7.04 PRESERVATION OF EXISTENCE.

         Preserve and maintain its existence, licenses, permits, rights, franchises and privileges necessary or desirable in the normal conduct of its business, except where failure to do so does not have a Material Adverse Effect.




CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 52

7.05 MAINTENANCE OF PROPERTIES.

         Maintain, preserve and protect all of its Inventory and other material properties and equipment necessary in the operation of its business in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of its properties.

7.06 INSURANCE.

         Borrower shall keep the Borrowing Base Inventory insured for the benefit of the Administrative Agent (for itself and on behalf of the Lenders), with insurance satisfying the requirements set forth on Exhibit F.

7.07 COMPLIANCE WITH LAWS.

         (a) Comply with the requirements of all applicable Laws and orders of any Governmental Authority, noncompliance with which has a Material Adverse Effect.

         (b) Conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

7.08 INSPECTION RIGHTS.

         With regard to any of the Borrowing Base Inventory, Borrower shall permit Administrative Agent, the Lenders, any authorized person pursuant to Law, and their agents and representatives, to enter upon the applicable property, and any location where materials intended to be utilized in the construction or development of the applicable property are stored, for the purpose of observation of construction or development of such Borrowing Base Inventory, and confirmation that such materials exist at all reasonable times; provided, that, prior to the occurrence of a Default, Administrative Agent and Lenders will, as to Units included in the Borrowing Base, inspect no more than one-third of such Units each month and no more than all of such Units in any three month period. Any observation or audit of any of the Borrowing Base Inventory or the books and records of Borrower, or the procuring of documents and financial and other information, by or on behalf of Administrative Agent or Lenders shall be for Administrative Agent's or Lenders' protection only and shall not (i) constitute any assumption of responsibility to Borrower or anyone else with regard to the condition, construction, maintenance or operation of that property, (ii) constitute Administrative Agent's or any Lender's approval of any certification given to Administrative Agent or any Lender, or (iii) relieve Borrower of any of Borrower's obligations. Neither Administrative Agent nor any Lender shall have any duty to supervise or to inspect or observe the construction or development of any Borrowing Base Inventory or any duty of care to Borrower or any other person to protect against, or to inform Borrower or any other person of, the existence of negligent, faulty, inadequate or defective design or construction of any Borrowing Base Inventory. In no event shall any observation (whether or not followed by notice of default) ever be deemed to constitute (i) a waiver of any Default then existing, (ii) an acknowledgment or representation by Administrative Agent, any Lender or any Construction Consultant that there has been or will be compliance with the Plans and Laws or that the construction is free from defective materials or workmanship, or (iii) a waiver of Lenders' right thereafter to insist that each piece of property in the Borrowing Base Inventory be constructed or developed in accordance with the Plans and applicable Laws. In no event shall Administrative Agent or any Lender's failure to observe ever constitute a waiver of any of Administrative Agent or any Lender's rights.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 53

7.09 KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

         Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or any of its Subsidiaries.

7.10 COMPLIANCE WITH ERISA.

         Cause, and cause each of its ERISA Affiliates to: (a) maintain each ERISA Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each ERISA Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any ERISA Plan subject to Section 412 of the Code.

7.11 COMPLIANCE WITH AGREEMENTS.

         Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, except for any such Contractual Obligations (a) the performance of which would cause a Default, (b) then being contested by any of them in good faith by appropriate proceedings, or (c) if the failure to comply therewith does not have a Material Adverse Effect.

7.12 USE OF PROCEEDS.

         Use the proceeds of Extensions of Credit for lawful general corporate purposes and for the purposes set forth in this Agreement, and not in contravention of this Agreement.

7.13 CONSTRUCTION AND DEVELOPMENT OBLIGATIONS.

         With regard to the Borrowing Base Inventory:

         (a) Construction of a Home or development of a Development Parcel or Lot included in the Borrowing Base will commence within thirty (30) days after the date said Home, Development Parcel or Lot is included in the Borrowing Base, and be prosecuted with diligence and continuity, in a good and workmanlike manner, with materials of high quality, and in accordance with sound building and engineering practices, all applicable Laws, the Plans (which shall not be changed, without Administrative Agent's written consent, except in accordance with this Agreement), and, if applicable, the requirements of any related Sales Agreement.

         (b) Except for Excusable Delays, Borrower shall not permit cessation of work related to any Borrowing Base Inventory for a period in excess of ten (10) Business Days (whether or not consecutive) without the prior written consent of Administrative Agent. In order to claim an Excusable Delay, Borrower must notify Administrative Agent within five (5) calendar days after such occurrence. In such notice, Borrower shall estimate the probable delay in construction or development of the Borrowing Base Inventory affected thereby. In no event shall the occurrence of any Excusable Delay suspend or otherwise abate any obligation of Borrower or other person to pay any sum of money (including, but not limited to, the Outstanding Obligations and interest thereon) under the Loan Documents, or suspend or abate any other obligation.

         (c) Prior to the recordation of a Mortgage or a deed of trust or mortgage which has been assigned to Administrative Agent (on behalf of Lenders), no work of any kind (including, without limitation, the destruction or removal of any existing improvements, site work, clearing, grubbing, draining, utility pole installation or fencing on any Borrowing Base Inventory) shall have been commenced or shall have been performed on any such Borrowing


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 54

Base Inventory, no equipment or materials shall have been delivered to or upon any such Borrowing Base Inventory for any purpose whatsoever, no Contractual Obligation (or memorandum or affidavit relative thereto) for the supplying of labor, materials, or services for the development of that Borrowing Base Inventory shall have been recorded by any Person in the mechanic's lien or other appropriate records in the county in which any such Borrowing Base Inventory is located, and no specially fabricated materials or equipment shall have been ordered or received. Borrower shall notify Administrative Agent in writing within five (5) Business Days of Borrower's discovery and/or knowledge that any work was started prior to the recordation of any Mortgage. At Administrative Agent's option, the affected Borrowing Base Inventory may be removed from the Borrowing Base. Borrower shall notify Administrative Agent in writing within five (5) Business Days of Borrower's discovery and/or knowledge of any title defect affecting any Borrowing Base Inventory. At Administrative Agent's sole and exclusive option, (i) any Borrowing Base Inventory with a title defect or
(ii) any Borrowing Base Inventory that is not Lien free (other than Liens in favor of Lenders) shall be removed from the Borrowing Base.

         (d) Borrower shall commence correction within three (3) days of becoming aware of and shall thereafter diligently and continuously prosecute such correction to completion for (i) any defect in any Home; (ii) any departure in the construction of any such Home from the Plans, the requirements of the Sales Agreement (if applicable), or any Law; or (iii) any encroachment by any part of any such Home, or by any structure located on the related Lot, on any building setback line, easement, property line or restricted area.

         (e) Borrower shall not suffer or permit any breach or default to occur in any of the obligations of Borrower under any Construction Contract or any other contract of Borrower which is necessary for the continued full ownership, construction, operation, maintenance and enjoyment of any Borrowing Base Inventory. Borrower shall not enter into any contract (except Original Contracts and Sales Agreements) which is not unconditionally terminable without penalty on no more than sixty (60) days' notice and shall not allow or permit any contract to terminate by reason of any failure of Borrower to meet any requirements whatsoever. Without Administrative Agent's prior written consent, Borrower shall not modify or amend any such contract. Borrower shall execute all documents reasonably necessary for the consummation of the transactions contemplated thereby, shall promptly notify Administrative Agent of any material default thereunder, and shall not terminate or cancel any such contract except in good faith after default by the other party thereto.

         (f) Borrower shall keep the Borrowing Base Inventory free and clear of any Lien, charge, or claim other than the encumbrances created by the Mortgage, and other liens, if any, approved in writing by (i) Administrative Agent, if such other liens are created in the ordinary course of Borrower's business, or
(ii) the Requisite Lenders, if such other liens are not created in the ordinary course of business. Borrower may contest, to the extent and in the manner permitted by law, any claim of any Original Contractor, Subcontractor, consultant, architect or other person providing labor, materials, or services with respect to any of the Borrowing Base Inventory, or any tax or special assessment levied pursuant to any Law, and such contest on the part of Borrower shall not be a default hereunder if and so long as all of the following conditions are satisfied with respect to such contest: (i) Borrower shall have notified Administrative Agent of Borrower's intent to contest at least ten (10) days prior to commencing the contest; (ii) Borrower shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the applicable Borrowing Base Inventory, or any part thereof; (iii) Borrower shall have furnished to Administrative Agent whichever Administrative Agent may require as between a cash deposit satisfactory to Administrative Agent or an indemnity bond in an amount and with a surety, both satisfactory to Administrative Agent, to assure payment of the matters under contest, to remove (in the case of a mechanic's or materialman's lien) the lien as an encumbrance against any and all of such Borrowing Base Inventory and as an exception in the Title Insurance, and to prevent any sale or forfeiture of such Borrowing Base Inventory or any part thereof; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such claim, tax or assessment so determined, together with all costs, interest and penalties which may be payable in


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 55 connection therewith; and (v) the failure to pay the claim, tax or assessment does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of Borrower's Inventory and does not subject Administrative Agent or any Lender to any civil or criminal liability or to any damage or expenses. Notwithstanding the foregoing, Borrower shall immediately upon request of Administrative Agent (and if Borrower shall fail so to do, Administrative Agent may, but shall not be required to) pay or cause to be discharged or bonded against any such claim, tax or assessment notwithstanding such contest if in the reasonable opinion of Administrative Agent, the applicable Borrowing Base Inventory or any part thereof shall be in jeopardy or in danger of being forfeited or foreclosed. Administrative Agent may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

         (g) After the completion of construction and prior to the occupancy of a Home, Borrower shall maintain the builder's risk insurance policy in full force and effect relative to that Home and shall provide Administrative Agent with satisfactory evidence thereof. If the Home will be occupied, Borrower shall obtain and furnish to Administrative Agent a "permission to occupy" endorsement to the builder's risk insurance policy, if available, satisfactory to Administrative Agent, or obtain replacement coverage in the form of an all-risk insurance policy, which will not be impaired by the occupancy of the Home.

7.14 COOPERATION WITH CONSTRUCTION CONSULTANTS; LIMITATION ON PAYMENTS TO CONSTRUCTION CONSULTANTS.

         Borrower shall cooperate with each Construction Consultant and will cause the Original Contractors and its employees to cooperate with each Construction Consultant and, upon request, will furnish each Construction Consultant whatever the Construction Consultant may reasonably consider necessary or useful in connection with the performance of its duties including but not limited to permits, subcontracts, purchase orders, lien waivers and other documents relating to the construction or development of any of the Borrowing Base Inventory. Borrower acknowledges that the duties of each Construction Consultant run solely to Administrative Agent and Lenders and that no Construction Consultant shall have any obligation or responsibility whatsoever to Borrower, any Original Contractor, any Subcontractor, or to any of their respective agents or employees. No communication between any Construction Consultant and Borrower, any Original Contractor, any Subcontractor, or any other person shall bind Administrative Agent or any Lender or give rise to any approval or waiver by Administrative Agent or any Lender or create any liability of Administrative Agent or any Lender whatsoever. Administrative Agent and Lenders acknowledge and agree that Borrower shall be required to reimburse Administrative Agent and Lenders only with respect to Construction Consultants engaged with respect to Development Parcels and in an amount not to exceed, for Construction Consultant services, $10,000 for each Development Parcel.

7.15 ADVERTISING BY LENDERS.

         Lenders may, at Lender's cost, erect and maintain on any property included in the Borrowing Base Inventory, one or more advertising signs indicating that the construction or development financing for such property has been provided by Lenders.

7.16 SEPARATE TAX PARCEL AND PLATTING REQUIREMENTS.

         Borrower has obtained a separate tax lot with a separate tax assessment or assessments for each parcel included in the Borrowing Base Inventory, independent of any other lands or improvements, and each parcel included in the Borrowing Base Inventory complies with all subdivision and platting requirements and would so comply if such parcel were conveyed as a separate parcel.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 56

7.17 BORROWER'S RECEIPT OF MASTER DEED OF TRUST.

         Borrower acknowledges that it has received a copy of each Master Deed of Trust covering any Borrowing Base Inventory.

                         8. SECTION NEGATIVE COVENANTS


         So long as any Obligations remain unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

8.01 INDEBTEDNESS.

         Create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Ordinary Course Indebtedness;

         (b) Indebtedness outstanding on the date hereof and listed on Schedule
8.01 (which includes, without limitation, the Indebtedness secured by Borrower's corporate headquarters) and any refinancings, refundings, renewals or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amount paid, and fees and expenses incurred, in connection with such refinancing and by an amount equal to any utilized commitments thereunder.

         (c) Indebtedness (excluding, however, unsecured inter-company Indebtedness permitted by clause (d) below) not exceeding in the aggregate at any time five percent (5%) of Borrower's Tangible Assets;

         (d) unsecured Indebtedness owed by Borrower to an Affiliate of Borrower so long as such Indebtedness is subordinate to payment of the Obligations in form and substance satisfactory to Administrative Agent and the payment of any amounts thereunder will not cause a Default; and

         (e) Indebtedness secured by Inventory, other than the Borrowing Base Inventory, but only so long as such Indebtedness (i) does not cause Borrower to be in violation of any other covenant contained in this Agreement; (ii) Lenders have been given the right to include such Inventory in the Borrowing Base Inventory pursuant to the procedures set forth in Section 3 but have elected not to include such Inventory in the Borrowing Base Inventory; and (iii) the aggregate amount of such Indebtedness (together with all other Indebtedness included under clause (c) above) does not exceed 5% of Tangible Assets at any time.

8.02 LIENS AND NEGATIVE PLEDGES.

         Incur, assume or suffer to exist, any Lien or Negative Pledge upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

         (a) Liens and Negative Pledges existing on the date hereof and listed on Schedule 8.01 and any renewals or extensions thereof; provided that the obligations secured or benefitted thereby or the property covered thereby are not increased, except as permitted by Section 8.01(b);

         (b) Ordinary Course Liens; and


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 57

         (c) Liens securing Indebtedness permitted by Section 8.01(e), other than any Liens expressly prohibited by this Agreement.

8.03 FUNDAMENTAL CHANGES.

         Merge or consolidate with or into any Person or liquidate, wind-up or dissolve itself, or permit or suffer any liquidation or dissolution or sell all or substantially all of its assets.

8.04 DISPOSITIONS.

         Make any Dispositions of the Collateral other than (a) in accordance with Section 3.09 or (b) Dispositions of furniture and other accessories for use in Model Units prior to the occurrence of a Default and in the ordinary course of Borrower's business.

8.05 INVESTMENTS.

         Make any Investments, except:

         (a) Investments existing on the date hereof;

         (b) Ordinary Course Investments;

         (c) Investments in Affiliates not exceeding (i) $12,000,000 in the aggregate from the Closing Date through June 30, 2001; (ii) $10,000,000 from July 1, 2001 through June 30, 2002; and (iii) $8,000,000 from and after July 1, 2002; and

         (d) Investments in joint ventures whose financial statements are not consolidated with Borrower's financial statements in an aggregate amount not to exceed at any time ten percent (10%) of Borrower's Consolidated Adjusted Tangible Net Worth.

8.06 LEASE OBLIGATIONS.

         Create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except:

         (a) leases in existence on the date hereof and any renewal, extension or refinancing thereof;

         (b) leases (other than capital leases) entered into or assumed by Borrower or any of its Subsidiaries after the date hereof in the ordinary course of business, including, without limitation, leases of office space for Borrower's operations; and


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 58

         (c) sale-leasebacks of model homes so long as the Indebtedness created thereby is included in calculating the limitation on other Indebtedness pursuant to Section 8.01(c).

8.07 RESTRICTED PAYMENTS.

         Make any Restricted Payments which would cause Borrower to be in violation of any covenant contained in this Agreement.

8.08 ERISA.

         At any time engage in a transaction which could be subject to Sections 4069 or 4212(c) of ERISA, or permit any Pension Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code);
(b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, has a Material Adverse Effect.

8.09 CHANGE IN NATURE OF BUSINESS.

         Make any change in the nature of the business of any Borrower Party as conducted and as proposed to be conducted as of the date hereof.

8.10 TRANSACTIONS WITH AFFILIATES.

         Enter into any transaction of any kind with any Affiliate of Borrower other than arm's-length transactions with Affiliates that are otherwise permitted hereunder, provided, that, any transaction that has been approved by a Special Committee of the Board of Directors of Newmark Homes Corp. shall be permitted.

8.11 LIMITATIONS ON UPSTREAMING.

         Agree to any restriction or limitation on the making of Restricted Payments or transferring of assets from any Subsidiary of Borrower to Borrower.

8.12 FINANCIAL COVENANTS.

         (a) Consolidated Adjusted Tangible Net Worth. Permit Consolidated Adjusted Tangible Net Worth as of the end of any fiscal quarter of Borrower (commencing on June 30, 2000) to be less than the sum of (a) $35,000,000, and
(b) based on, and as of the effective date of delivery of, the annual audited financial statements delivered pursuant to Section 7.01(a), (i) an amount equal to 70% of the amount that is 60% of the Consolidated Net Income before taxes earned in the first fiscal year ending after December 31, 1999, (ii) an amount equal to 50% of the amount that is 60% of the Consolidated Net Income before taxes earned in the second fiscal year ending after December 31, 1999, and (iii) an amount equal to 30% of the amount that is 60% of the Consolidated Net Income before taxes earned in the third fiscal year ending after December 31, 1999 (with no deduction in any such year for a net loss in any such fiscal year).

         (b) Leverage Ratio. Permit the Leverage Ratio as of the last day of any fiscal quarter of Borrower to be greater than 3.50:1.00.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 59

         (c) Adjusted Leverage Ratio. Permit the Adjusted Leverage Ratio as of the last day of any fiscal quarter occurring during the periods set forth below to be greater than the ratio set forth below opposite such fiscal period:


                            PERIOD ENDING                           MAXIMUM LEVERAGE RATIO
                            -------------                           ----------------------
          From Closing Date through June 30, 2001                         4.25 to 1.00
          From July 1, 2001, through June 30, 2002                        4.00 to 1.00
          From July 1, 2002 and thereafter                                3.75 to 1.00


         (a) Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of any fiscal quarter of Borrower to be less than 2.50 to 1.0.

         (b) Minimum Adjusted Working Capital. Permit Consolidated Adjusted Working Capital as of the end of any fiscal quarter of Borrower to be less than $25,000,000.

8.13 COMPOSITION AND INVENTORY.

         (a) Own any Inventory or other real property other than for-sale residential projects located in the Approved Market Areas other than the corporate headquarters of Borrower owned on the Closing Date.

         (b) Permit the number of Speculative Units, whether or not included in the Borrowing Base, to exceed (i) from April 1 to September 30 of each year, 60% of all Homes and Model Units, and (ii) from October 1 to March 31 of each year, 65% of all Homes and Model Units.

         (c) Permit the number of completed Speculative Units to exceed 20% of all Homes and Model Units.

         (d) Permit the number of Model Units to exceed 15% of the total number of Homes and Model Units.

8.14 CHANGE IN AUDITORS.

         Change the certified public accountants auditing the books of Borrower without the consent of Requisite Lenders, other than a change to one of the nationally recognized accounting firms commonly known as the "Big Four" accounting firms.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 60

                   9. SECTION EVENTS OF DEFAULT AND REMEDIES

9.01 EVENTS OF DEFAULT.

         Any one or more of the following events shall constitute an Event of
Default:

         (a) Borrower fails to pay any principal on any Outstanding Obligation (other than fees) as and on the date when due and prior to the expiration of any applicable Cure Period; or

         (b) Borrower fails to pay any interest on any Outstanding Obligation when due or fails to pay any fees or amount payable to Administrative Agent or any Lender under any Loan Document and prior to the expiration of any applicable Cure Period; or

         (c) Any default occurs in the observance or performance of any agreement contained in Sections 7.01, 7.02, 7.08 or 8; or

         (d) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or any Borrower Party fails to perform or observe any other covenant or agreement (not specified in subsections (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues beyond any applicable Cure Period; or

         (e) Any representation or warranty in any Loan Document or in any certificate, agreement, instrument or other document made or delivered by any Borrower Party pursuant to or in connection with any Loan Document proves to have been incorrect when made or deemed made; or

         (f) (i) any Borrower Party (x) defaults in any payment when due of principal of or interest on any Indebtedness (other than Indebtedness hereunder) or (y) defaults in the observance or performance of any other agreement or condition relating to any Indebtedness (other than Indebtedness hereunder) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, after the giving of notice if required, Indebtedness (as to clauses (x) and (y) above) having an aggregate principal amount in excess of (1) the Threshold Amount as to Borrower and its Subsidiaries, or (2) as to any other Borrower Party, any amount owed to any Lender or $10,000,000 owed to any Person or Persons other than a Lender, to be demanded or become due (automatically or otherwise) prior to its stated maturity, or any Contingent Obligation in such amount to become payable or cash collateral in respect thereof to be demanded, or any Borrower Party is unable or admits in writing its inability to pay its debts as they mature, and, with respect to any such cross-default by a Borrower Party (other than Borrower), other than indebtedness owed to a Lender, such cross-default continues for thirty (30) days after written notice thereof to Borrower from Administrative Agent; or (ii) the occurrence under any Swap Contract of an Early Termination Date (as defined in such Swap Contract) resulting from (x) any event of default under such Swap Contract as to which Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (y) any Termination Event occurs under any Swap Contract (as defined therein) as to which Borrower or any Subsidiary is an Affected Party (as so defined), which, in either event, the Swap Termination Value owed by Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

         (g) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 61

Borrower Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

         (h) A final judgment against any Borrower Party is entered for the payment of money in excess of the Threshold Amount as to Borrower or its Subsidiaries, and $10,000,000 as to any other Borrower Party, or any non-monetary final judgment is entered against any Borrower Party which has a Material Adverse Effect and, in each case if such judgment remains unsatisfied without procurement of a stay of execution within 30 calendar days after the date of entry of judgment or, if earlier, five days prior to the date of any proposed sale, or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within 30 calendar days after its issue or levy; or

         (i) Borrower, any of Borrower's Subsidiaries or any other Borrower Party institutes or consents to the institution of any proceeding under Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under Debtor Relief Laws relating to any such Person or to all or any part of its property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

         (j) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds the Threshold Amount; or (iii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

         (k) There shall occur a Change of Control or Change of Management; or

         (l) Any event occurs which has a Material Adverse Effect.

9.02 REMEDIES UPON EVENT OF DEFAULT.

         Without limiting any other rights or remedies of Administrative Agent or Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

         (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 9.01(i):

                  (i) the Requisite Lenders may request Administrative Agent to, and Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 62

                  (ii) Issuing Lender may, with the approval of Administrative Agent on behalf of the Requisite Lenders, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit Usage to be held in a Letter of Credit Cash Collateral Account.

         (b) Upon the occurrence of any Event of Default described in Section 9.01(i):

                  (i) the Commitments and all other obligations of Administrative Agent or Lenders shall automatically terminate without notice to or demand upon Borrower, which are expressly waived by Borrower;

                  (ii) the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

                  (iii) an amount equal to the aggregate amount of all outstanding Letters of Credit Usage shall be immediately due and payable to Issuing Lender without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held in a Letter of Credit Cash Collateral Account.

         (c) Upon the occurrence of any Event of Default, Lenders and Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may (i) proceed to (but only with the consent of the Requisite Lenders) protect, exercise and enforce their rights and remedies under the Loan Documents against any Borrower Party and such other rights and remedies as are provided by Law or equity and (ii) as a condition to any Extension of Credit (A) require a valid Down Date Waiver and Subordination of Mechanic's Lien Claims ("Down Date Waiver") (on the form supplied by Administrative Agent) from each Original Contractor and Subcontractor who also performed work or furnished material during the applicable period described in the Down Date Waiver, (B) require each Title Binder to be endorsed and down-dated at Borrower's expense in a manner satisfactory to Administrative Agent to increase the coverage by the amount of each Extension of Credit through the date of each Extension of Credit with no additional title change or exception objectionable to Administrative Agent (including, without limitation, mechanic's or materialman's liens against any of the Borrowing Base Inventory), (C) require Borrower to procure receipted bills showing payment of all amounts due to all parties who have furnished materials or services or performed labor of any kind with respect to any of the Borrowing Base Inventory, and (D) in addition thereto, and without duplication of any amounts previously held back for the following items, hold back the amount of (1) the retainage of ten percent (10%) of the amount of the costs of construction or development of property in the Borrowing Base Inventory; (2) any costs covered by the Request for Extension of Credit that are not certified or verified as provided in this Agreement; (3) any costs covered by a previous Request for Extension of Credit for which Down Date Waivers have not been received by Administrative Agent; (4) any costs covered by any previous Request for Extension of Credit for which Borrower has not delivered to Administrative Agent copies of paid invoices, cancelled checks, receipts or other proof of payment satisfactory to Administrative Agent after a request therefor by Administrative Agent; and (5) any amount authorized to be withheld by an owner under subchapter D of Chapter 53 of the Texas Property Code. In addition to the foregoing, with regard to each Extension of Credit, at Requested Lenders' option, the final Extension of Credit with respect to any Original Contract may be withheld until thirty (30) days after the later of (i) the actual completion of the work, including extras or change orders reasonably required or contemplated under that Original Contract (other than warranty or repair work), or (ii) the date on which an affidavit of completion has been filed with respect to that Original Contract in compliance with Section 53.106 of the Texas Property Code. In the event a mechanic's or materialman's lien is filed on any of the Borrowing Base Inventory, Requested Lenders may also require a Final Waiver and Subordination of Mechanic's Lien Claims (in a form approved by Administrative Agent)


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 63 by each Original Contractor, and all Subcontractors and other parties who have supplied labor, materials, or services for the construction of, or who otherwise might be entitled to claim a contractual, statutory or constitutional lien against, any of the Borrowing Base Inventory, certifying that each of them and their respective subcontractors, laborers and materialmen have been paid in full for all labor, materials and services in connection with construction or development of the applicable Borrowing Base Inventory.

         (d) Upon the occurrence of a Default, Lenders shall have the right (with the consent of the Super Majority Lenders), in addition to any other right or remedy of Lenders, but not the obligation, in their name or in the name of Borrower, to enter into possession of any property included in the Borrowing Base Inventory or any part thereof; to perform all work necessary to complete the construction or development of any of the Borrowing Base Inventory substantially in accordance with the Plans, applicable Laws, and the requirements of the Sales Agreement, if applicable; and to employ watchmen and other safeguards to protect any property included in the Borrowing Base Inventory or any part thereof. Lenders may advance and incur such expenses as Lenders deem necessary therefore. Such expenses, even though in excess of the Combined Commitments shall be secured by the Loan Documents and shall be payable to Lenders on demand. Lenders (with the consent of the Super Majority Lenders) may disburse any portion of any Extension of Credit at any time, and from time to time, to persons other than Borrower for the purposes specified in this Section, irrespective of any of the other provisions contained in this Agreement. Borrower hereby appoints Administrative Agent as the attorney-in-fact of Borrower with full power of substitution, and in the name of Borrower, if the Super Majority Lenders elect to do so, upon the occurrence of a Default, to (i) use such sums as are necessary, including any proceeds of any Extension of Credit, make such changes or corrections in the Plans, and employ such architects, engineers, and contractors as may be required for the purpose of completing the construction and development of any property included in the Borrowing Base Inventory substantially in accordance with the Plans, applicable Laws, and the requirements of any Sales Agreement, if applicable, or as otherwise may be necessary or desirable for purposes of completing construction or development; (ii) execute all applications and certificates in the name of Borrower which may be required for the completion of construction or development of any property included in the Borrowing Base Inventory; (iii) endorse the name of Borrower on any checks or drafts representing proceeds of any insurance policy covering any part of the Collateral, or other checks or instruments payable to Borrower with respect to the Collateral or any part thereof; (iv) do every act with respect to the construction of any Home which Borrower may do;
(v) prosecute or defend any action or proceeding incident to the Collateral or any part thereof; and (vi) pay, settle or compromise charges and claims regarding any of the Collateral. The power of attorney granted hereby is a power coupled with an interest, is irrevocable and shall not terminate on disability of the principal. Neither Administrative Agent nor any Lender shall have any obligation to undertake any of the foregoing actions, and, if Administrative Agent should do so, neither Administrative Agent shall have any liability to Borrower for the sufficiency or adequacy of any such actions taken by Administrative Agent.

         (e) Except as permitted by Section 11.05, no Lender may exercise any rights or remedies with respect to the Obligations without the consent of the Requisite Lenders (or the Super Majority Lenders, as applicable) in their sole and absolute discretion. The order and manner in which Administrative Agent's and Lenders' rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole and absolute discretion. Regardless of how a Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder, payments shall be applied first, to costs and expenses (including Attorney Costs) incurred by Administrative Agent and each Lender, second, to the payment of accrued and unpaid interest on the Loans to and including the date of such application, third, to the payment of the unpaid principal of the Loans, and fourth, to the payment of all other amounts (including fees) then owing to Administrative Agent and Lenders under the Loan Documents, in each case paid pro rata to each Lender in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all Lenders, without priority or preference among Lenders. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 64 exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity.

                        10. SECTION ADMINISTRATIVE AGENT

10.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

         (a) Each Lender hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) Issuing Lender shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as Administrative Agent may agree at the request of the Requisite Lenders to act for such Issuing Lender with respect thereto; provided, however, that Issuing Lender shall have all of the benefits and immunities (i) provided to Administrative Agent in this Section 10 with respect to any acts taken or omissions suffered by Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 10 included Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to Issuing Lender.

10.02 DELEGATION OF DUTIES.

         Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

10.03 LIABILITY OF ADMINISTRATIVE AGENT.

         None of Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 65 observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

10.04 RELIANCE BY ADMINISTRATIVE AGENT.

         (a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Lenders or all Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders. Where this Agreement expressly permits or prohibits an action unless the Requisite Lenders otherwise determine, and in all other instances, Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

10.05 NOTICE OF DEFAULT.

         Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Requisite Lenders in accordance with Section 9; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

10.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT.

         Each Lender acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower and its Subsidiaries, shall be deemed to


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 66 constitute any representation or warranty by any Administrative Agent-Related Person to any Lender as to any matter, including whether Administrative Agent-Related Persons have disclosed material information in their possession. Each Lender, including any Lender by assignment, represents to Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its Subsidiaries which may come into the possession of any of the Administrative Agent-Related Persons.

10.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT.

         Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

10.08 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY.

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates as though Bank of America were not Administrative Agent or Issuing Lender hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent or Issuing Lender.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 67

10.09 SUCCESSOR ADMINISTRATIVE AGENT.

         Administrative Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent upon 30 days' notice to Lenders. If Administrative Agent resigns under this Agreement, the Requisite Lenders shall appoint from among Lenders a successor administrative agent for Lenders which successor administrative agent shall, prior to the occurrence and during the continuance of a Default, be approved by Borrower. If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Borrower, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 and Sections 11.03 and
11.11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as Administrative Agent at the request of the Requisite Lenders unless Bank of America shall also simultaneously be replaced as "Issuing Lender" and "Swing Line Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

                           11. SECTION MISCELLANEOUS

11.01 AMENDMENTS; CONSENTS; CONSENTS OF GUARANTORS.

         (a) No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by any Borrower Party therefrom shall be effective unless in writing signed by Borrower and the Requisite Lenders, acknowledged by Administrative Agent, and, if such amendment
(i) increases the total Combined Commitments in excess of the limitations set forth in Section 2.01(a), (ii) extends the Maturity Date other than pursuant to
Section 2.13, (iii) increases the rate of interest payable on the Loans other than as expressly provided in this Agreement or the Notes or the Swingline Note, or (iv) changes the financial covenants contained in Section 8.12 to cause the same to be more restrictive on Borrower, acknowledged by Guarantors. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (b) Except as expressly provided in clause (d) below, without the approval in writing of Administrative Agent and all Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

                  (i) To reduce the amount of principal, principal prepayments or the rate of interest payable on, any Loan, or the amount of any fee or other amount payable to any Lender under the Loan Documents (unless such modification is consented to by each Lender entitled to receive such fee ) or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any fee;

                  (ii) To postpone any date fixed for any payment of principal of, prepayment of principal of, or any installment of interest on, any Loan or any installment of any fee, to extend the term of, or increase the amount of, any Lender's Commitment (it being understood that a waiver of an Event of Default shall not


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 68 constitute an extension or increase in the Commitment of any Lender) or modify the Pro Rata Share of any Lender;

                  (iii) To amend the advance rates as set forth in Section 3.03;

                  (iv) To amend the provisions of the definition of "Requisite Lenders", Section 10, this Section 11.01 or Section 11.06; or

                  (v) To amend any provision of this Agreement that expressly requires the consent or approval of all Lenders.

         (c) Except without the approval in writing of Super Majority Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

                  (i) To add to the list of Approved Market Areas; or

                  (ii) To approve a Development Parcel which does not meet the required parameters for a Development Parcel as set forth in this Agreement.

         (d) Notwithstanding the foregoing, (i) no amendment, waiver or consent shall, unless in writing and signed by Issuing Lender in addition to the Requisite Lenders or all Lenders, as the case may be, affect the rights or duties of Issuing Lender under any Loan Document relating to Letters of Credit,
(iii) no amendment, waiver or consent shall, unless in writing and signed by Swing Line Lender in addition to the Requisite Lenders or all the Lenders, as the case may be, affect the rights or duties of Swing Line Lender under any Loan Document, and (iii) any fee letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto. Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all Lenders and Administrative Agent.

11.02 TRANSMISSION AND EFFECTIVENESS OF NOTICES AND SIGNATURES.

         (a) MODES OF DELIVERY. Except as otherwise provided in any Loan Document, notices, requests, demands, directions, agreements and documents delivered in connection with the Loan Documents (collectively, "communications") shall be transmitted by Requisite Notice to the number and address set forth on
Schedule 11.02, may be delivered by the following modes of delivery, and shall be effective as follows:


               MODE OF DELIVERY                        EFFECTIVE ON EARLIER OF ACTUAL RECEIPT AND:
               ----------------                        -------------------------------------------

           Courier                                 Scheduled delivery date
           Facsimile                               When transmission in legible form complete
           Mail                                    Fourth Business Day after deposit in U.S. mail first
                                                   class postage pre-paid
           Personal delivery                       When received
           Telephone                               When conversation completed



CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 69 provided, however, that communications delivered to Administrative Agent pursuant to Section 2 shall not be effective until actually received by Administrative Agent.

         (a) RELIANCE BY ADMINISTRATIVE AGENT AND LENDERS. Administrative Agent and Lenders shall be entitled to rely and act on any communications purportedly given by or on behalf of any Borrower Party even if such communications (i) were not made in a manner specified herein, (ii) were incomplete, (iii) were not preceded or followed by any other notice specified herein, or (iv) the terms thereof, as understood by the recipient, varied from any subsequent related communications provided for herein.

         (b) EFFECTIVENESS OF FACSIMILE SIGNATURES. Signatures on communications may be transmitted by facsimile only with the consent of Administrative Agent in its sole and absolute discretion in each instance. The effectiveness of any such signatures accepted by Administrative Agent shall, subject to applicable Law, have the same force and effect as manual signatures and shall be binding on all Borrower Parties and Administrative Agent and Lenders. Administrative Agent may also require that any such signature be confirmed by a manually-signed hardcopy thereof; provided, however, that the failure to request any such manually-signed hardcopy confirmation shall not effect the effectiveness of any facsimile signatures.

11.03 ATTORNEY COSTS, EXPENSES AND TAXES.

         Borrower agrees (a) to pay or reimburse Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Loan Documents, and the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse Administrative Agent and each Lender for all costs and expenses incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement, or preservation of any rights under any Loan Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Administrative Agent and the cost of independent public accountants and other outside experts retained by Administrative Agent or any Lender. Such costs and expenses shall also include administrative costs of Administrative Agent reasonably attributable to the administration of the Loan Documents. Any amount payable by Borrower under this Section shall bear interest from the thirtieth day following the date of demand for payment at the Default Rate, unless waived by Administrative Agent. The agreements in this Section shall survive repayment of all Obligations.

11.04 BINDING EFFECT; ASSIGNMENT.

         (a) This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, Administrative Agent, Lenders and their respective successors and assigns, except that, Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all Lenders and any such attempted assignment shall be void. Any Lender may at any time


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 70 pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Lender, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Lender the rights of a Lender hereunder absent foreclosure of such pledge.

         (b) From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share of its Commitment and/or Extensions of Credit; provided that (i) such assignment, if not to a Lender or an Affiliate of the assigning Lender, shall be consented to by Borrower (with notice to Guarantor as, and subject to, the provisions of paragraph 7 of the Guaranty) at all times other than during the existence of a Default or Event of Default and Administrative Agent and Issuing Lender (which approval of Borrower shall not be unreasonably withheld or delayed), (ii) a copy of a duly signed and completed Notice of Assignment and Acceptance shall be delivered to Administrative Agent, (iii) except in the case of an assignment to an Affiliate of the assigning Lender, to another Lender or of the entire remaining Commitment of the assigning Lender, the assignment shall not assign a Pro Rata Share equivalent to less than the Minimum Amount therefor,
(iv) after giving effect to such assignment, the assigning Lender continues to hold the Minimum Amount, and (v) the effective date of any such assignment shall be as specified in the Notice of Assignment and Acceptance, but not earlier than the date which is five Business Days after the date Administrative Agent has received the Notice of Assignment and Acceptance. Upon acceptance by Administrative Agent of such Notice Assignment and Acceptance and consent thereto by Administrative Agent and Issuing Lender and payment of the requisite fee described below, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver upon request (against delivery by the assigning Lender to Borrower of any Note) to such assignee Lender, one or more Notes evidencing that assignee Lender's Pro Rata Share, and to the assigning Lender if requested, one or more Notes evidencing the remaining balance Pro Rata Share retained by the assigning Lender. Administrative Agent's consent to and acceptance of any assignment shall not be deemed to constitute any representation or warranty by any Administrative Agent-Related Person as to any matter.

         (c) After receipt of a completed Notice of Assignment and Acceptance, and receipt of an assignment fee of $3,500 from such Eligible Assignee (including Affiliates of assigning Lenders), Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and Lenders a revised Schedule 11.02 giving effect thereto.

         (d) Each Lender may from time to time grant participations to one or more other Person (including another Lender) all or any portion of its Pro Rata Share of its Commitment and/or Extensions of Credit; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Section 4 (but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation) and subject to Sections 11.05 and 11.06, (iv) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation shall not restrict an increase in the Commitment or in granting Lender's Pro Rata Share, so long as the amount of the participation interest is not affected thereby, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents; provided, however, that the assigning Lender may, in any agreement with a participant, give such participant the right to consent to any matter which (A) extends the Maturity Date as to such participant or any other date upon which any payment of money is due to such participant, (B) reduces the rate of interest owing to such participant, any fee or any other


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 71 monetary amount owing to such participant, or (C) reduces the amount of any installment of principal owing to such participant.

11.05 SET-OFF.

         In addition to any rights and remedies of Administrative Agent and Lenders or any assignee or participant of Lenders or any Affiliates thereof (each, a "Proceeding Party") provided by law, upon the occurrence and during the continuance of any Event of Default, each Proceeding Party (with the consent of the Requisite Lenders) is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to proceed directly, by right of set-off, banker's lien, or otherwise, against any assets of the Borrower Parties which may be in the hands of such Proceeding Party (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Proceeding Party to or for the credit or the account of Borrower) and apply such assets against the Obligations, irrespective of whether such Proceeding Party shall have made any demand therefor and although such Obligations may be unmatured. Each Lender agrees promptly to notify Borrower and Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

11.06 SHARING OF PAYMENTS.

         Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable Laws: (a) Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if Lender were the original owner of the Obligation purchased.

11.07 NO WAIVER; CUMULATIVE REMEDIES.

         (a) No failure by any Lender or Administrative Agent to exercise, and no delay by any Lender or Administrative Agent in exercising, any right, remedy, power or privilege hereunder, shall operate as a waiver


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 72 thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         (b) The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Any decision by Administrative Agent or any Lender not to require payment of any interest (including interest at the Default Rate), fee, cost or other amount payable under any Loan Document or to calculate any amount payable by a particular method on any occasion shall in no way limit or be deemed a waiver of Administrative Agent's or such Lender's right to require full payment thereof, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

         (c) The terms and conditions of Section 10 are inserted for the sole benefit of Administrative Agent and Lenders; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Extension of Credit without prejudicing Administrative Agent's or Lenders' rights to assert them in whole or in part in respect of any other Loan.

11.08 USURY.

         Notwithstanding anything to the contrary contained in any Loan Document, the interest and fees paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Administrative Agent or any Lender shall receive interest or a fee in an amount that exceeds the Maximum Rate, the excessive interest or fee shall be applied to the principal of the Outstanding Obligations or, if it exceeds the unpaid principal, refunded to Borrower. In determining whether the interest or a fee contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

11.09 COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.10 INTEGRATION.

         This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern.

11.11 NATURE OF LENDERS' OBLIGATIONS.

         The obligations of Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by Administrative Agent or Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make Lenders a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. Each Lender's


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 73 obligation to make any Loan pursuant hereto is several and not joint or joint and several, and in the case of the initial Loan only is conditioned upon the performance by all other Lenders of their obligations to make initial Loans. A default by any Lender will not increase the Pro Rata Share attributable to any other Lender.

11.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties made hereunder and in any Loan Document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery thereof but shall terminate the later of (a) when the Commitments are terminated and (b) when no Obligations remain outstanding under any Loan Document. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, notwithstanding any investigation made by Administrative Agent or any Lender or on their behalf.

11.13 INDEMNITY BY BORROWER.

         Borrower agrees to indemnify, save and hold harmless each Administrative Agent-Related Person and each Lender and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Borrower Party, any of their Affiliates or any of their officers or directors; (b) any and all claims, demands, actions or causes of action arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitments, the use or contemplated use of the proceeds of any Loan, or the relationship of any Borrower Party, the Administrative Agent and Lenders under this Agreement; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities, losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that (i) no Indemnitee shall be entitled to indemnification for any loss caused by its own negligence or misconduct or for any loss asserted against it by another Indemnitee, and (ii) the Indemnified Liabilities shall be limited to (x) those caused by Borrower, any of Borrower's Agents, the Plans and any use thereof by or on behalf of Lenders, and the Loan Documents, or (y) if not caused by Borrower, any of Borrower's Agents, the Plans or the Loan Documents, and related to claims of third parties, by the amount of insurance available to Borrower or any of Borrower's Agents related to such claims.

11.14 NONLIABILITY OF LENDERS.

         Borrower acknowledges and agrees that:

         (a) Any inspections of any property of Borrower made by or through Administrative Agent or Lenders are for purposes of administration of the Loan Documents only, and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

         (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Administrative Agent or Lenders pursuant to the Loan Documents, neither Administrative Agent nor Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 74 any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Administrative Agent or Lenders;

         (c) The relationship between Borrower and Administrative Agent and Lenders is, and shall at all times remain, solely that of borrowers and lenders; neither Administrative Agent nor Lenders shall under any circumstance be construed to be partners or joint venturers of Borrower or their Affiliates; neither Administrative Agent nor Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or their Affiliates, or to owe any fiduciary duty to Borrower or their Affiliates; neither Administrative Agent nor Lenders undertake or assume any responsibility or duty to Borrower or their Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or their Affiliates of any matter in connection with their property or the operations of Borrower or their Affiliates; Borrower and their Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Administrative Agent or Lenders in connection with such matters is solely for the protection of Administrative Agent and Lenders and neither Borrower nor any other Person is entitled to rely thereon.

11.15 NO THIRD PARTIES BENEFITTED.

         This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, Administrative Agent and Lenders in connection with the Loans, and is made for the sole benefit of Borrower, Administrative Agent and Lenders, and Administrative Agent's and Lenders' successors and assigns. Except as provided in Sections 10.04 and 10.13, no other Person shall have any rights of any nature hereunder or by reason hereof.

11.16 SEVERABILITY.

         Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.17 CONFIDENTIALITY.

         Administrative Agent and each Lender shall use any confidential non-public information concerning the Borrower Parties and their Subsidiaries that is furnished to Administrative Agent or such Lender by or on behalf of the Borrower Parties and their Subsidiaries in connection with the Loan Documents (collectively, "Confidential Information") solely for the purpose of evaluating and providing products and services to them and administering and enforcing the Loan Documents, and it will hold the Confidential Information in confidence. Notwithstanding the foregoing, Administrative Agent and each Lender may disclose Confidential Information (a) to their affiliates or any of their or their affiliates' directors, officers, employees, advisors, or representatives (collectively, the "Representatives") whom it determines need to know such information for the purposes set forth in this Section; (b) to any bank or financial institution or other entity to which such Lender has assigned or desires to assign an interest or participation in the Loan Documents or the Obligations, provided that any such foregoing recipient of such Confidential Information agrees to keep such Confidential Information confidential as specified herein; (c) to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of Administrative Agent's or such Lender's business or that of their Representatives in connection with the exercise of such authority or claimed authority; (d) to the extent necessary or appropriate to effect or preserve Administrative Agent's or such Lender's or any of their Affiliates' security (if any) for any Obligation or to enforce any right or


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 75 remedy or in connection with any claims asserted by or against Administrative Agent or such Lender or any of their Representatives; and (e) pursuant to any subpoena or any similar legal process. For purposes hereof, the term "Confidential Information" shall not include information that (x) is in Administrative Agent's or a Lender's possession prior to its being provided by or on behalf of the Borrower Parties, provided that such information is not known by Administrative Agent or such Lender to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to, a Borrower Party, (y) is or becomes publicly available (other than through a breach hereof by Administrative Agent or such Lender), or
(z) becomes available to Administrative Agent or such Lender on a nonconfidential basis, provided that the source of such information was not known by Administrative Agent or such Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

11.18 FURTHER ASSURANCES.

         Borrower and its Subsidiaries shall, at their expense and without expense to Lenders or Administrative Agent, do, execute and deliver such further acts and documents as any Lender or Administrative Agent from time to time reasonably requires for the assuring and confirming unto Lenders or Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

11.19 HEADINGS.

         Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

11.20 TIME OF THE ESSENCE.

         Time is of the essence of the Loan Documents.

11.21 FOREIGN LENDERS AND PARTICIPANTS.

         Each Lender, and each holder of a participation interest herein, that is a "foreign corporation, partnership or trust" within the meaning of the Code shall deliver to Administrative Agent, prior to receipt of any payment subject to withholding (or after accepting an assignment or receiving a participation interest herein), two duly signed completed copies of either Form W-8BEN or any successor thereto (relating to such Person and entitling it to a complete exemption from withholding on all payments to be made to such Person by Borrower pursuant to this Agreement) or Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence satisfactory to Borrower and Administrative Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall (a) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Persons fails


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 76 to deliver the above forms or other documentation, then Administrative
Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify Administrative Agent therefor, including all penalties and interest and costs and expenses (including Attorney Costs) of Administrative Agent. The obligation of Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

11.22 REMOVAL AND/OR REPLACEMENT OF LENDERS.

         (a) Under any circumstances set forth in this Agreement providing that Borrower shall have the right to remove and/or replace a Lender as a party to this Agreement, Borrower may, upon notice to such Lender and the Administrative Agent, remove such Lender, prior to the occurrence of a Default, by (i) non ratably terminating such Lender's Commitment and/or (ii) causing such Lender to assign its Commitment to one or more other Lenders or Eligible Assignees acceptable to Borrower, the Administrative Agent and the Issuing Bank. Any removed or replaced Lender shall be entitled to (x) payment in full of all principal, interest and fees owing to such Lender through the date of termination or assignment (including any amounts payable pursuant to Section 4.05), (y) appropriate assurances and indemnities (which may include letters of credit) as such Lender may reasonably require with respect to its participation interest in any Letters of Credit or any Swing Line Loans then outstanding and
(z) a release of such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver a Notice of Assignment and Acceptance covering that Lender's Commitment. Administrative Agent shall distribute an amended Schedule 2.01, which shall thereafter be incorporated into this Agreement, to reflect adjustments to Lenders and their Commitments.

         (b) In order to make all Lender's interests in any outstanding Extensions of Credit ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Extensions of Credit of all Lenders, together with any amounts due under Section
3.04. Borrower may then request Extensions of Credit from Lenders in accordance with their revised Pro Rata Shares.

11.23 GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE GOVERNING STATE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF THE GOVERNING STATE OR OF THE UNITED STATES FOR THE EASTERN DISTRICT OF THE GOVERNING STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER PARTY, ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER PARTY, ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED HERETO. EACH BORROWER PARTY, ADMINISTRATIVE AGENT AND EACH


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 77

LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF THE GOVERNING STATE.

11.24 WAIVER OF RIGHT TO TRIAL BY JURY.

         EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11.25 ELECTRONIC TRANSMISSION OF DATA.

         Administrative Agent, Lenders and Borrower agree certain Loan related data (including confidential information, documents, applications and reports) may be transmitted electronically, including over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of the Borrower, Administrative Agent and/or Lenders and their Affiliates, and other Persons involved with the subject matter of this Agreement. Each such Person acknowledges and agrees that (a) there are risks associated with the use of electronic transmission and that no such Person controls the method of transmittal or service providers and, (b) no such Person has any obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt, or third party interception of such transmissions.

11.26 ENTIRE AGREEMENT.

         THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


CREDIT AGREEMENT (NEWMARK HOMES, L.P.) Page 78

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                  BORROWER:

                                  NEWMARK HOMES, L.P., a Texas limited
                                  partnership

                                  By:  Newmark Home Corporation, a Nevada
                                       corporation, its General Partner

                                  By: /s/ Terry C. White
                                  Name: Terry C. White
                                  Title: Senior Vice President


                                  ADMINISTRATIVE AGENT:

                                  BANK OF AMERICA, N.A., as Administrative Agent

                                  By: /s/ Jessica N. Chu
                                  Name: Jessica N. Chu
                                  Title: Vice President


                                  LENDERS:

                                  BANK OF AMERICA, N.A., AS ISSUING LENDER, A
                                  LENDER AND SWING LINE LENDER

                                  By: /s/ Jessica N. Chu
                                  Name: Jessica N. Chu
                                  Title: Vice President

                                  BANK UNITED

                                  By: /s/ C. S. Alexander
                                  Name: Carolynn S. Alexander
                                  Title: Regional Director


                                  GUARANTY FEDERAL BANK, F.S.B

                                  By: /s/ Ronald McLeod
                                  Name: Ronald McLeod
                                  Title: Vice President




CREDIT AGREEMENT (Newmark Homes, L.P.)  Page 79

                                   BANK ONE, TEXAS, N.A.

                                   By: /s/ Todd M. Fuller
                                   Name: Todd M. Fuller
                                   Title: Vice President

                                   COMERICA BANK - TEXAS

                                   By: /s/ Larry A. Stroud
                                   Name: Larry A. Stroud
                                   Title: Vice President

                                   MELLON BANK, N.A.

                                   By: /s/ James G. McDunn
                                   Name: James G. McDunn
                                   Title: Vice President



CREDIT AGREEMENT (Newmark Homes, L.P.)  Page 80

The following exhibits and schedules have been omitted from the filing of this
Exhibit 10.1. A true and complete copy of the exhibit requested will be provided to the Commission or to any interested party requesting a copy by contacting Terry C. White, Secretary of the Company, 1200 Soldiers Field Drive, Sugar Land, Texas 77479.



EXHIBITS

A        Request for Extension of Credit
B        Compliance Certificate
C        Committed Loan Note
C-1      Form of Swing Line Note
D        Notice of Assignment and Acceptance
E        Borrowing Base Report
F        Survey and Insurance Requirements
G        Letter of Credit Application
H        Panel Request for Homes, Model Units and Finished Lots
H-1      Development Parcel Request for Development Parcels

SCHEDULES

2.01     Commitments and Pro Rata Shares
8.01     Existing Indebtedness, Liens and Negative Pledges
11.02    Domestic Lending Offices, Addresses for Notices



CREDIT AGREEMENT (Newmark Homes, L.P.) Page 81